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                                                                   EXHIBIT 10.29



"Confidential treatment has been requested for portions of this exhibit. The confidential portions are designated by brackets [ ]."
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              COLLABORATIVE DEVELOPMENT AND DISTRIBUTION AGREEMENT


         THIS AGREEMENT is entered into as of November 24, 1997 (the "Effective Date"), by and between BOEHRINGER INGELHEIM INTERNATIONAL GmbH, a limited liability company organized under the laws of Germany having its principal place of business at D-55216 Ingelheim, Rhein, Germany ("BI") and VION
PHARMACEUTICALS, INC., a Delaware corporation having offices at Four Science Park, New Haven, Connecticut 06511 ("Vion").

         WHEREAS, Vion possesses scientific and technical proprietary technology and data and resources relating to the compound porfiromycin for the treatment of cancer in humans pursuant to rights granted by Yale University and Dr. Alan Sartorelli; and

         WHEREAS, Vion has continued to develop proprietary technology, data and resources relating to porfiromycin and has received orphan product designation from the United States Food and Drug Administration for PromycinJ (porfiromycin) in the treatment of head and neck cancer and cervical cancer; and

         WHEREAS, BI possesses scientific and technical resources relating to the development and commercialization of drug candidates for the treatment of cancer; and

         WHEREAS, BI desires to obtain certain rights to commercialize PromycinJ; and

         WHEREAS, the parties desire and are willing to establish a collaborative relationship to further develop and commercialize PromycinJ for the treatment of cancer in humans.

         NOW, THEREFORE, the parties agree as follows:


                             ARTICLE 1. DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         1.1 "Affiliate" means an individual, trust, business trust, joint venture, partnership, corporation, limited liability
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company, association or any other entity which owns, is owned by or is under common ownership with a party. For the purposes of this definition, the term "owns" (including, with correlative meanings, the terms "owned by" and "under common ownership with") as used with respect to any party, shall mean the possession (directly or indirectly) of more than fifty percent (50%) of the outstanding voting securities of a corporation or comparable equity interest in any other type of entity.

         1.2 "Agreement" means the present agreement together with all exhibits and schedules.

         1.3 "BI Technology" means all Know-How and Patent Rights to the extent necessary or appropriate for the full development, use or sale of the Compound or the Product in the Field, now or during the term hereof, (a) owned by BI or one of its Affiliates, or (b) to the extent BI (or its Affiliate) is permitted to grant a sublicense to Vion, licensed to BI or one of its Affiliates by a Third Party.

         1.4 "BI Trademarks" means trademarks for use on the Product (other than the Vion Trademarks) designated by BI from time to time in accordance with
Section 5.4(b) below.

         1.5 "Collaboration" means the activities of Vion and BI encompassed in their relationship in accordance with the terms and conditions of this Agreement.

         1.6 "commercially reasonable and diligent efforts" means those efforts consistent with the exercise of prudent scientific and business judgment, as applied to other products of similar scientific and commercial potential in the country in which the Product would be marketed and sold.

         1.7 "Compound" means the compound porfiromycin.

         1.8 "Confidential Information" means all information and materials received by either party from the other party pursuant to this Agreement and all information and materials developed in the course of the Collaboration, including, without limitation, Know-How of each party, subject to the exceptions set forth in Section 9.2.





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         1.9 "Co-Promotion Agreements" shall have the meaning set forth in
Section 5.8 below.


         1.10 "Co-Promotion Terms" shall have the meaning set forth in Section
5.7 below.


         1.11 "Co-Promotion Territory" shall have the meaning set forth in
Section 5.6 below.


         1.12 "Deductions" means: (a) trade discounts, trade credits or returns, recalls, chargebacks, rebates and prompt payment discounts, (b) transportation charges and insurance expenses, (c) medicare, medicaid and managed care rebates, fees or refunds actually granted to health care organizations, governments and their agencies, purchasers and reimbursers, all of which are granted in the ordinary course of BI's business, and (d) sales taxes, use taxes, duties and other similar taxes borne by BI, its Affiliates, Recognized Agents or permitted sublicensees provided, in each case, to the extent such items are actually included in the price charged to such Third Parties for the Product.

         1.13 "Development Plan" means the plan agreed to by the Executive Committee for clinical development of the Product. The initial Development Plan is attached hereto as Exhibit A. The Development Plan may be amended from time to time in writing by the Executive Committee.

         1.14 "Development Work" means the research and clinical development program performed by the parties as described in the Development Plan under the direction of the Steering Committee and conducted in accordance with the terms and conditions of this Agreement.

         1.15 "Executive Committee" means a committee consisting of equal numbers of representatives appointed by each of Vion and BI, whose responsibilities include, among other duties as more specifically described herein, the approval and direction of the Development Plan, identifying which Development Plan tasks are to be performed by one of the parties or by a third party, oversight of the Steering Committee and dispute resolution.




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         1.16 "FDA" means the United States Food and Drug Administration (or its substantial equivalent in any foreign country).

         1.17 "FDC Act" means the United States Food, Drug and Cosmetic Act, as amended.

         1.18 "Field" means use for the prevention or treatment of cancer in humans.

         1.19 "First Commercial Sale" of the Product shall mean the first sale for use or consumption of the Product in a country after required marketing and pricing approval has been granted by the governing health regulatory authority of such country. A sale to an Affiliate, Recognized Agent or permitted sublicensee shall not constitute a First Commercial Sale unless the Affiliate, Recognized Agent or permitted sublicensee is the end user of the Product.

         1.20 "Invention" means any discovery or invention made by either party during the course of the Collaboration after the Effective Date.

         1.21 "Joint Technology" means all Know-How and Patent Rights to the extent necessary or appropriate for the full exploitation of the Compound or the Product in the Field acquired or made jointly (as determined in accordance with the rules of inventorship under United States patent law) by or on behalf of Vion and BI or one of their respective Affiliates in connection with the Development Work.

         1.22 "Know-How" means techniques; inventions; practices; methods; knowledge; know-how; skill; experience; and test data, including, without limitation, pharmacological, toxicological and clinical test data, analytical and quality control data, having application in the Field.

         1.23 "Licensed Technology" means the BI Technology, the Joint Technology and the Vion Technology.

         1.24 "Major Country" means any of the following: (i) the European Union, (ii) Japan, and (iii) the United States.




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         1.25 "NDA" means a New Drug Application (or the equivalent application in any other country) and all supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning products which are necessary for or included in NDA Approval.

         1.26 "NDA Approval" means FDA approval of an NDA.

         1.27 "Net Sales" means the gross amounts invoiced by BI, its Affiliates or to the extent permitted under Section 5.5, Recognized Agents or permitted sublicensees of BI or its Affiliates, to Third Parties less the Deductions as determined in accordance with Section 6.5 below. The transfer of the Product by BI or one of its Affiliates to (i) another Affiliate of BI, (ii) a permitted sublicensee of BI, or (iii) a Recognized Agent shall not be considered a sale; in such cases, Net Sales shall be determined based on the gross amounts invoiced by the Affiliate, permitted sublicense of BI or Recognized Agent to its customer, less the Deductions.

         1.28 "Other Agreements" means the Supply Agreement, the Co-Promotion Agreements and the Stock Purchase Agreement.

         1.29 "Patent Rights" means all rights existing during or after the term of this Agreement under (a) patents (including inventor's certificates) that include one or more Valid Claims, including without limitation any substitution, extension, registration, confirmation, reissue, re-examination, renewal, supplementary protection certificate or the like and (b) pending applications for patents, including without limitation any continuation, division or continuation-in-part thereof and any provisional applications.

         1.30 "Product" means a pharmaceutical product, in any form or dosage, comprised of the Compound.

         1.31 "Recognized Agent" shall mean an entity other than an Affiliate of BI through which BI regularly distributes and sells its products in a particular country or region.

         1.32 "Royalty" shall have the meaning set forth in Section 6.4.




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         1.33 "Royalty Term" means, in any country, the period of time equal to the longer of: (a) if the sale of the Product in such country is covered by a Valid Claim, the term of such Valid Claim; or (b) ten (10) years from the date of the First Commercial Sale of the Product in such country.

         1.34 "Royalty Territory" means, unless amended as provided in Section
5.7 below, all countries and territories in the world other than the Co-Promotion Territory.

         1.35 "Royalty Year" shall have the meaning set forth in Section 6.6.

         1.36 "Steering Committee" means a committee of Vion and BI employees as described in Article 3 below.

         1.37 "Stock Purchase Agreement" shall have the meaning set forth in
Section 6.2.

         1.38 "Supply Agreement" shall have the meaning set forth in Section
5.7.

         1.39 "Third Party" means any entity other than Vion or BI or an Affiliate or sublicensee of Vion or BI.

         1.40 "Trademarks" means the Vion Trademarks and the BI Trademarks.

         1.41 "Valid Claim" means, to the extent covering the Compound or the Product, any of:

         (a) a claim of an issued patent which claim has not lapsed, been canceled or become abandoned and has not been declared invalid by an unreversed and unappealable decision or judgment of a court or other appropriate body of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer;

         (b) a claim of a pending patent application to the extent the invention described in such claim has not been abandoned or finally disallowed; or



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         (c) a marketing exclusivity right conferred as a result of (i) a designation as a drug for rare diseases or condition under Sections 526 et. al. of the FDC Act (or the equivalent rights in any country outside the United States), (ii) an exclusive right to sell under an NDA pursuant to Section 505(j)(4) of the FDC Act (or the equivalent rights in any country outside the United States), or (iii) any other applicable law.

         1.42 "Vion Technology" means all Know-How and Patent Rights to the extent necessary or appropriate for the full development, use or sale of the Compound or the Product in the Field, now or during the term hereof (a) owned by Vion or one of its Affiliates, or (b) to the extent Vion (or its Affiliate) is permitted to grant a sublicense to BI, licensed to Vion or one of its Affiliates by a Third Party. Vion Technology as of the Effective Date includes, but is not limited to, the Know-How and Patent Rights listed on Schedule 1 attached hereto, which Schedule shall be updated from time to time.

         1.43 "Vion Trademarks" means PromycinJ and such other trademarks as may be agreed to from time to time by the parties.


                            ARTICLE 2. COLLABORATION

         2.1 Scope of Collaboration. BI and Vion will conduct research and development on a collaborative basis with the goal of further development of the Compound into Product for commercialization as more specifically provided in the Development Plan.

         2.2 Exclusivity. Neither Vion nor BI, nor any of their Affiliates, shall during the term of this Agreement either directly or indirectly, enter into any agreement, or engage in, with any sublicensee or Third Party, any research, development or commercialization of the Compound in the Field, other than as provided in this Agreement or such other agreements as are entered into between the parties as the result of this Agreement. Subject to Section 5.5 below, nothing herein shall limit the ability of the parties to enter into agreements with contract research organizations, contract manufacturers, or other entities for the performance of research, development, manufacturing, marketing and selling activities relating to the Compound or the Product as



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provided hereunder in the ordinary course of their respective businesses.

         2.3 New Directions. The parties agree that any new direction or approach not previously contemplated by the Development Plan and outside the scope of the Field may be brought to the attention of the other party for possible inclusion in the Collaboration. The parties may desire to change the scope of the Field in response to such proposals, and the Executive Committee will then discuss a mutually acceptable written amendment to this Agreement to accommodate such change.


                          ARTICLE 3. STEERING COMMITTEE

         3.1 Formation of Steering Committee. The Steering Committee shall be comprised of an equal number of members appointed by each of BI and Vion. Either party may appoint substitute or replacement members of the Steering Committee to serve as their representatives. The initial members of the Steering Committee will be appointed by the parties within 30 days following the Effective Date.

         3.2 Meetings of Steering Committee. The Steering Committee will initially meet at least four (4) times per year at times to be determined by the Steering Committee. Such meetings will be at places agreed to by BI and Vion, alternating between locations in Columbus, Ohio and New Haven, Connecticut, or such other locations as the parties shall agree, with each party to bear all travel and related costs for its members.

         3.3 Decision-Making Process. Each member of the Steering Committee shall have one vote, and decisions by the Steering Committee shall be made by a majority vote. Any disagreement among members of the Steering Committee will be resolved within the Steering Committee based on the efficient achievement of the objectives of the Agreement. Any disagreement which cannot be resolved by the Steering Committee shall be referred to the Executive Committee for resolution under Article 14. It is the intent of the parties to resolve issues through the Steering Committee whenever possible and to refer issues to the Executive Committee only when resolution through the Steering Committee cannot be achieved.



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         3.4 Function of Steering Committee. The Steering Committee shall be responsible for the supervision and coordination of the Development Work as provided in the Development Plan approved by the Executive Committee, including:

         (a) monitoring the progress of the Development Work, evaluating the work performed and results obtained, and directing and reviewing the performance of the tasks under the Development Work; and

         (b) such other matters as the Executive Committee shall assign to the Steering Committee from time to time.


                 ARTICLE 4. CONDUCT OF RESEARCH AND DEVELOPMENT

         4.1 Research and Development. The parties agree that the research and development work of BI and Vion relating to the Compound in the Field shall be conducted in accordance with the Development Plan under the guidance of the Steering Committee.

         4.2 Allocation of Responsibility. In the United States and Canada, Vion shall be responsible for the preparation of the NDA, for filing the NDA and for all expenses for filing and maintaining the NDA once NDA Approval is secured. BI shall be responsible for the preparation and filing of NDAs in all countries in the Royalty Territory and for all expenses related to the filing and maintenance of such NDAs.

         4.3 Research and Development Efforts. Each party shall use commercially reasonable and diligent efforts to perform its responsibilities under the Development Plan. The Development Work shall be conducted by the parties in compliance with all applicable good laboratory practices and other legal requirements and in good scientific manner to attempt to achieve efficiently and expeditiously its objectives. Except as expressly provided in the Development Plan, or as agreed from time to time by the parties, the parties will equally share all of the clinical development expenses reasonably incurred in connection with the Development Work, including [] of the clinical development costs incurred by Vion [], equal to U.S. [], which shall be paid by BI as follows: (i) [] on the Effective Date and (ii) [] not later



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than 120 days after the Effective Date, upon receipt of copies of invoices, canceled checks or other back-up reasonably satisfactory to BI. []In no event shall BI be obligated to pay any late charges Vion has incurred or may incur for failure to make any timely payments to its vendors.

         4.4 Availability of Resources. Each party will maintain and, if necessary secure, additional laboratories, offices and all other facilities necessary to carry out the Development Work. Each party agrees to make its employees and non-employee consultants reasonably available at their respective places of employment and at their own cost to consult with the other party on issues arising during the Development Work and in connection with any request from any regulatory agency, including, without limitation, regulatory, scientific, technical and clinical testing issues. Representatives of Vion and BI may, upon reasonable notice and at times reasonably acceptable to the other party (a) visit the facilities where the Development Work is being conducted; and (b) consult informally, during such visits and by telephone, with personnel of the other party performing the Development Work.

         4.5 Disclosure; Reports. BI and Vion will make available and, upon request, disclose to each other all Know-How, including Know-How known by BI or Vion concerning the Compound in the course of the Development Work for use in accordance with this Agreement. All Know-How, which is significant, will be disclosed to the other party promptly after the later of the date that it is learned or its significance is appreciated. The parties will exchange reports quarterly presenting a complete summary of their research and development work. In addition, each party will make summary presentations of the development progress at each meeting of the Steering Committee, and the Executive Committee will conduct a formal review on a semi-annual basis, once at BI and once at Vion during each year. Each party will also communicate informally and through the Steering Committee to inform the other of work done under this Agreement. Each party will provide the other with raw data in original form or photocopies thereof for any and all work carried out under this Agreement as reasonably requested by the other party hereto.


       ARTICLE 5. DISTRIBUTION & LICENSE RIGHTS; COMMERCIALIZATION EFFORTS



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         5.1 Research and Know How Licenses. In conducting the Development Work and for the purpose of securing regulatory approval, each party shall have a worldwide non-exclusive, non-transferable, royalty-free license under the Licensed Technology to the extent necessary for each party to perform its obligations under this Agreement.

         5.2 Distribution Rights. Subject to Vion's co-promotion rights in the Co-Promotion Territory set forth in Section 5.6 below, Vion hereby grants to BI an exclusive, worldwide, royalty-bearing right, with the right to sublicense its rights subject to Section 5.5 below, to offer for sale and sell the Product for indications of use in the Field. Except as provided in Section 5.8(b), Vion reserves the exclusive right to manufacture the Compound and the Product. Nothing in this Agreement shall limit in any respect the right of either party to conduct research and development with respect to and market the Product or other products outside the Field using such party's own Technology or the Joint Technology, including Know-How and any Patent Rights; however, no license to use the other party's Technology to do so is granted herein expressly or by implication.

         5.3 Commercialization Efforts.

         (a) Subject to Section 5.3(b) below, BI and Vion (with respect to the Co-Promotion Territory) shall use commercially reasonable and diligent efforts to commercialize the Product. Either party may provide 90 days written notice to the other party if, in its opinion, the other party is not using commercially reasonable and diligent efforts, in order for the parties to discuss the situation. In the event that the parties are unable to resolve their differences within such 90 day period, such dispute shall be submitted for resolution in accordance with Article 14.

         (b) []BI shall identify in writing to Vion those countries outside of the Co-Promotion Territory that neither BI, nor its Affiliates nor its permitted sublicensees plans to market and sell the Product. Upon receipt of such written notice, the rights granted in Sections 5.2 and 5.4 shall be considered null and void for the countries so identified.



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         5.4      Trademarks.

         (a) Subject to Vion's co-promotion rights in the Co-Promotion Territory set forth in Section 5.6 below, Vion hereby grants to BI an exclusive, worldwide license to use the Vion Trademarks in connection with the promotion and sale of the Product in the Field for the duration of the Agreement. Subject to Section 5.4(b) below, the Product shall be marketed and sold only under the Vion Trademarks. Notwithstanding the foregoing, BI shall, at its option and to the extent required by law or regulation, and otherwise where practical, be entitled to have the BI company name or logo or the name or logo of its Affiliate on any promotional materials (collectively, the "BI Tradenames").

         (b) If BI reasonably objects to one or more of the Vion Trademarks based on the need for different trademarks necessitated by language or other factors pertaining to specific countries in the Royalty Territory, the parties may agree on additional trademarks for use in connection with the promotion and sale of the Product in the Field in the Royalty Territory (the "BI Trademarks").

         (c) Each party shall own, register and maintain, at its own expense, its own Trademarks.

         (d) BI acknowledges that it has and will obtain no proprietary interest in the Vion company name or the Vion logos (collectively, the "Vion Tradenames") or the Vion Trademarks and agrees that it: (i) will not attempt to register the Vion Trademarks or Tradenames, or any colorable imitation thereof, or in any way assist a Third Party to do so; (ii) will not use the same as part of its corporate or business name; (iii) will not make any representation that it owns any rights in or to the Vion Trademarks or Tradenames, and to, where practical, include on all materials which bear the Vion Trademarks a statement that the Vion Trademarks are trademarks of Vion; (iv) will discontinue all use thereof immediately upon termination of this Agreement (except as otherwise provided in this Agreement or the Co-Promotion Agreements); and (v) will use the Vion Trademarks and Vion Tradenames only as permitted under this Agreement or as prescribed by Vion.




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         (e) Vion acknowledges that it has and will obtain no proprietary interest in the BI Trademarks or the BI Tradenames and agrees that it: (i) will not attempt to register the BI Trademarks or Tradenames, or any colorable imitation thereof, or in any way assist a Third Party to do so; (ii) will not use the same as part of its corporate or business name; (iii) will not make any representation that it owns any rights in or to the BI Trademarks or Tradenames, and to include, where practical, on all materials which bear the BI Trademarks a statement that the BI Trademarks are trademarks of BI; and (iv) will discontinue all use thereof immediately upon termination or expiration of this Agreement.

         (f) To the extent required by law or regulation, and if not required by law or regulation, where practical, any package, package insert and promotional material used by BI or its Affiliates for the Product shall include the Vion logo and legend "the Product is licensed by Vion". Likewise, BI is entitled to include the BI logo and name on any package, labeling or promotional material used by BI of its Affiliates.

         (g) BI shall submit, on written request of Vion, but not more than once per year, to Vion's Quality Assurance Department for review for trademark purposes, sample packaging of the Product and advertising materials which bear or show the Vion Trademarks. BI shall not sell any Product or utilize any advertising or packaging materials bearing or showing the Vion Trademarks which in any way is inconsistent with this Agreement, or upon expiration of this Agreement as provided in Section 12.1 below, inconsistent with Vion's generally applicable trademark use guidelines.

         (h) Vion shall submit, on written request of BI, but not more than once per year, to BI's Quality Assurance Department for review for trademark purposes, sample packaging of the Product and advertising materials which bear or show the BI Trademarks. Vion shall not sell any Product or utilize any advertising or packaging materials bearing or showing the BI Trademarks which in any way is inconsistent with this Agreement.



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         5.5 Assignment or Sublicense to Affiliates and Certain Third Parties.

         (a) Either party may assign or sublicense any or all of its rights or obligations under this Agreement to any of its Affiliates; provided, that such assignment shall not relieve the assigning party of its responsibilities for performance of its obligations under this Agreement.

         (b) BI may also sublicense its rights to sell the Product to Recognized Agents in the Royalty Territory.

         (c) Vion may also assign or sublicense any or all of its rights or obligations under Section 5.8 to one or more submanufacturers; provided, that such assignment shall not relieve Vion of its responsibilities for performance of its obligations under this Agreement.

         (d) Except as otherwise provided in this Section, BI shall have the right to sublicense its rights under Section 5.1, 5.2 and 5.4 to a Third Party only with the prior written consent of Vion, which consent shall not be unreasonably withheld.

         5.6 Co-Promotion Rights. Vion shall have the right to co-promote the Product with BI in the United States and Canada (the "Co-Promotion Territory") as described in Section 5.7 below.

         5.7 Co-Promotion Agreements. The parties shall within sixty (60) days of filing the first NDA for the Product in the United States promptly enter into one or more separate agreements containing the essential terms set forth in Exhibit B attached hereto and such modifications or other terms as the parties may agree are appropriate for the co-promotion of the Product (the "Co-Promotion Agreements"). BI may assign or sublicense its rights and obligations under the Co-Promotion Agreements to one or more Affiliates; provided that such assignment shall not relieve BI of its responsibilities for performance of its obligations under the Co-Promotion Agreements. It is understood and agreed that additional terms may be required to be included to implement a co-promotion arrangement to reflect the then existing market conditions in the Co-Promotion Territory. Exhibit B reflects the parties' efforts to express the essential terms of the Co-Promotion Agreements based on the currently expected market



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
conditions in the United States (the "Co-Promotion Terms"). In the event of the termination of a Co-Promotion Agreement prior to the termination or expiration of this Agreement, the Royalty Territory shall be amended to include all countries and territories covered by the terminated Co-Promotion Agreement and this Agreement shall otherwise continue in full force and effect.

         5.8      Manufacture of Compound and Product.

         (a) Except as provided in the Supply Agreement, Vion has and shall maintain during the term of this Agreement, responsibility for the manufacture of the Compound and the Product at the required quality and in quantities sufficient to conduct the Development Work and for commercial sale. Vion will provide all documentation regarding manufacture needed to register the Product and will arrange for pre-approval inspections and Vion and BI shall jointly determine the appropriate FDA-approvable manufacturing sites. BI shall have the right to inspect any proposed Vion manufacturing site. The manufacturing site used by Vion may be changed upon the mutual agreement of Vion and BI. For commercial sale, Vion shall supply the Product to BI pursuant to the terms and conditions of a supply agreement to be negotiated in good faith (the "Supply Agreement"). The Supply Agreement shall contain the essential terms set forth in the Supply Agreement Term Sheet attached hereto as Exhibit C (the "Supply Agreement Terms"). BI hereby grants to Vion a worldwide, exclusive, royalty-free license under the BI and Joint Technology to make or have made the Compound and the Product as provided in the Supply Agreement.

         (b) Notwithstanding Section 5.8(a), it is the goal of the parties to have the Product manufactured in the most economical and efficient manner. Therefore, in the event that BI can produce the Product more economically than Vion, BI shall have the right to do so, in which event Vion shall grant to BI, its Affiliate or permitted sublicensee, a royalty-free, non-exclusive, license under the Vion and Joint Technology as necessary to produce the Product on mutually agreeable terms consistent with the Supply Agreement Terms. When otherwise mutually agreed to by the parties that BI or a BI Affiliate or a BI sublicensee shall manufacture the Product, Vion shall grant to BI, its Affiliate or sublicensee, a royalty-free, non-exclusive, license under the Vion and Joint Technology to make or have made the Compound and the Product on mutually agreeable terms.



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         5.9 Preservation of Licenses in Bankruptcy.

         (a) If Vion should file a petition under bankruptcy laws, or if any involuntary petition shall be filed against Vion, BI shall be protected in the continued enjoyment of BI's rights as licensee hereunder to the maximum feasible extent permitted under the law, including, without limitation, if it so elects, the protection conferred upon licensees under Section 365(n) of Title 11 of the United States Code, or any similar provision of any applicable law. Vion shall give BI reasonable prior notice of the filing of any voluntary petition, and prompt notice of the filing of any involuntary petition, under any bankruptcy laws.

         (b) The Vion Technology shall, to the extent permitted under the law, be deemed to be "intellectual property" as that term is defined in 11 U.S.C.
Section 101 or any successor provision and shall include Patent Rights, if any.


                           ARTICLE 6.  PAYMENT OBLIGATIONS

         6.1 Initial License Fee. As partial consideration of the rights granted by Vion to BI and the obligations undertaken herein by Vion, on the date hereof, BI shall pay Vion an initial license fee of U.S. $4.0 million in cash concurrently with the execution of this Agreement. Vion agrees to use the funds provided by BI pursuant to this Section 6.1 exclusively for the Development Work under this Agreement.

         6.2 Equity Investment. Pursuant to the terms of the Stock Purchase Agreement attached hereto as Exhibit D (the "Stock Purchase Agreement"), on the Effective Date, BI shall purchase from Vion that number of shares (rounded to the nearest whole number) of Vion's common stock, par value $.01 per share (the "Common Stock") that is equal to U.S. $3,000,000.00 divided by a price per share (the "Purchase Price") equal to the sum of (x) the average closing bid price of a share of Common Stock on the Nasdaq SmallCap Market for the thirty (30) full consecutive trading days preceding the Effective Date (the "Average Price"), plus (y) a premium (the "Premium") equal to twenty-five percent (25%) of the Average Price; provided, however, that the Purchase Price shall in no event exceed $10.00 unless the Average Price exceeds $10.00, in which case the Purchase Price shall equal the Average Price without addition of the Premium. The Premium, to the extent paid, shall be credited against payment, if any, pursuant to Section 6.3(g) below.

         6.3 Milestone Payments. Upon achievement of each of the following milestones (in whatever order they occur), BI shall pay to Vion the nonrefundable milestone payments set forth below:

         (a)      []

         (b)      []

         (c)      []

         (d)      []

         (e)      []

         (f)      []

         (g)      []

         (h)      []

         (i)      []

All such payments shall be made by wire transfer to the bank account designated by Vion within thirty (30) days after achievement of the applicable milestone.

         6.4 Royalties. BI shall pay to Vion a royalty on the Net Sales of the Product in the Royalty Territory at a royalty rate of [] of Net Sales (the "Royalty"). Royalty payments shall continue to accrue and be payable with respect to sales of the Product and will automatically expire on a country-by-country basis upon the expiration of the Royalty Term in such country.

         6.5 Net Sales and Deemed Deductions. For the twelve (12) months following the First Commercial Sale (hereinafter, the "First Annual Period," and each twelve (12) month period thereafter, an "Annual Period") in order to facilitate BI's data collection and payment of Royalties, Deductions for the First

Annual Period shall be deemed to be equal to ten percent (10%) of the gross invoice amount of Product (the "Deemed Amount"); provided, however, that:
(a) within thirty (30) days following the end of the First Annual Period and each Annual Period thereafter, BI shall provide Vion with all necessary information (in sufficient detail) to permit Vion to confirm whether the Deemed Amount accurately reflects the actual Deductions for the applicable Annual Period, and (b) within sixty (60) days thereafter, the parties shall: (i) determine the actual Deductions pertaining to the sale or other disposition of the Product for the applicable Annual Period; (ii) if the Deemed Amount is determined to be greater than or less than the actual Deductions by more than five percent (5%) or $50,000, whichever is larger, make prompt retroactive adjustments to the Royalty payments made during such Annual Period on the basis of the Deemed Amount; and (iii) determine, in good faith, any appropriate adjustments to the Deemed Amount for the following Annual Period, or if the parties are unable to agree on a Deemed Amount, agree that actual Deductions shall be used to determine Net Sales thereafter.

         6.6 Minimum Royalties. For each twelve (12) month period commencing nine (9) months following the first NDA Approval in the European Union or Japan (a "Royalty Year"), BI shall pay Vion an annual aggregate minimum royalty payment of [] irrespective of whether any sales of the Product have been made in the Royalty Territory provided that Vion has furnished an adequate supply of the Product pursuant to the terms of the Supply Agreement. BI shall credit Royalty payments against such minimum payment for each Royalty Year, and pay Vion the short-fall, if any, in accordance with Section 7.2 below.


                       ARTICLE 7. PAYMENT; RECORDS; AUDITS

         7.1 Payment; Reports. All Royalty payments due to Vion under this Agreement shall be paid within 60 days of the end of each calendar quarter, unless otherwise specifically provided herein. Each payment of Royalties shall be accompanied by a report of Net Sales of the Product in the Royalty Territory in sufficient detail to permit confirmation of the accuracy of the Royalty payment made.

         7.2 Minimum Royalty Payments. Except as otherwise provided in this Agreement, in the event that the aggregate Royalty payments for any Royalty Year are less than [] for such year, then BI shall include in the last calendar quarter report furnished under Section 7.1 for such Royalty Year the difference between the aggregate Royalty payments for such Royalty Year and [], and shall satisfy its minimum royalty obligation by paying such difference within 60 days after the end of such last calendar quarter.

         7.3 Exchange Rate; Manner and Place of Payment. Royalty payments and reports due pursuant to this Agreement shall be calculated and reported for each calendar quarter. Exchange conversion of foreign payments into U.S. Dollars shall be made as necessary at the rate of exchange reported by the Deutsche Bank, Frankfurt am Main, Germany on the date payment is made. All payments owed under this Agreement shall be made by wire transfer, unless otherwise specified by Vion.

         7.4 Records and Audit. During the term of this Agreement and for a period of two (2) years thereafter, the parties shall each keep complete and accurate records pertaining to the development of the Compound and sale or other disposition of the Product in sufficient detail to permit the other party to confirm the accuracy of all payments due hereunder. Each party shall have the right to cause an independent, certified public accountant to audit such records to confirm Net Sales, Royalty and other payments for the preceding year, as well as payments to Third Parties for Development Work (e.g., clinical research organizations) and other obligations required of either party pursuant to the terms of this Agreement. Such audits may be exercised during normal business hours once a year upon notice to such other party. The party requesting the audit shall bear the full cost of such audit unless such audit discloses a variance of more than 5% or $50,000 (whichever is larger) from the amount of the Net Sales, Royalties or other payments due under this Agreement. In such case, the audited party shall bear the actual out-of-pocket cost of such audit. The terms of this Section 7.4 shall survive any termination or expiration of this Agreement for a period of two years.

         7.5 Withholding Obligations.

         (a) Subject to Section 7.5(b), BI shall be entitled to deduct any required withholding taxes and other statutory duties from the Royalties and the initial license fee and milestone payments to be made pursuant to Sections 6.1 and 6.3 hereof, and pay such taxes and duties to the proper tax authorities as required by law applicable at the time of payment.

         (b) The parties shall exercise reasonable efforts to insure that any withholding taxes are reduced to the extent possible under the provisions of the current or any future double taxation agreement between the United States of America and the Federal Republic of Germany, under which current law requires a certificate of tax exemption from the German Bundesamt fur Finanzen.

         (c) In order to achieve the applicable reduction in withholding, Vion will provide BI with the application for a certificate of tax exemption for royalties under the United States - Germany Double Taxation Treaty, on the official form (Application for Tax Exemption) and signed by Vion. The Certificate for Filing a tax return (IRS Form 6166) shall be enclosed with the Application for Tax Exemption. BI will provide Vion with the official forms and Vion will promptly complete them after the Effective Date.

         (d) Every three (3) years, or on such other schedule as the parties may agree, Vion will submit a new Application for Tax Exemption that complies with the requirements set forth in Section 7.5(c) above.


            ARTICLE 8. INTELLECTUAL PROPERTY RIGHTS AND INFRINGEMENT

         8.1 Patentable Inventions. BI shall own all Inventions made solely by its employees and agents, and all Patent Rights claiming such Inventions. Vion shall own all Inventions made solely by its employees and agents, and all Patent Rights claiming such Inventions. All Inventions made jointly by employees or agents of BI and employees or agents of Vion shall be owned jointly by BI and Vion ("Joint Inventions").

         8.2 Prosecution and Maintenance of Patent Rights.

         (a) In the event that an Invention is conceived by either party, the inventing party shall promptly notify the other party, and the parties shall discuss such Invention and the desirability of filing patent applications covering such Invention. Such discussions shall be subject to Article 9. The inventing party shall have the first right to file patent applications and prosecute such patents, at its own expense, but such party shall consider in good faith the requests and suggestions of the other party with respect to strategies for filing and prosecuting such patent applications. The inventing party shall keep the other party informed of progress with regard to the filing, prosecution, maintenance, enforcement and defense of patents and patent applications subject to this Section 8.2(a). If the inventing party decides not to pursue protection for any such Invention in any particular country, it shall give the other party notice to this effect in reasonable time for the other party to act technically and timely to prosecute. After that notice, the other party may, at its expense, file, prosecute and maintain a patent application or patent covering such Invention in such country and shall own such patent applications or patents. In such case, the inventing party shall also assign, at no cost, its rights in such patent applications or patents to the other party as necessary to convey ownership to the other party.

         (b) The parties shall jointly discuss the desirability of filing patent applications covering Joint Inventions and determine which party shall be responsible for filing patent applications and prosecuting patents for Joint Inventions; provided, that the costs incurred in connection therewith shall be shared on an equal basis. In the event that the parties fail to so determine at least ninety (90) days prior to the date after which such applications would not be effective, either party shall have the right, at its expense, to file the patent applications relating to the Joint Invention, and to take such actions as are necessary or appropriate to procure patents with respect thereto. In any event, the party filing the patent applications and prosecuting the patents shall keep the other informed of progress with regard to the filing, prosecution, maintenance, enforcement and defense of patents and patent applications subject to this Section 8.2(b).

         8.3      Infringement by Third Parties.

         (a) BI and Vion shall promptly notify each other in writing of any alleged or threatened infringement of the Trademarks or the Licensed Technology of which they become aware. Both parties shall cooperate with each other in the defense or prosecution of infringement matters, including if required to bring such action, the furnishing of a power of attorney.

         (b) Vion shall have the first right to bring and control any action or proceeding with respect to any alleged or threatened infringement of the Vion Trademarks, the Joint Technology or the Vion Technology at its own expense and by counsel of its own choice, and BI shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. BI shall have the first right to bring and control any action or proceeding with respect to any alleged or threatened infringement of the BI Trademarks or BI Technology at its own expense and by counsel of its own choice, and Vion shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

         (c) If either party with the first right as provided herein fails to bring an action or proceeding within (i) 90 days following the notice of alleged infringement or (ii) 10 days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, the other party shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and the party with the first right shall have the right, at its own expense, to be represented in any such action by counsel of its own choice; provided, however, that Vion shall not have the right to bring or control any such action with respect to the alleged infringement of a BI Trademark.

         (d) In the event that the party with the second right elects to bring an action as provided in Section 8.3(c), such party shall be entitled to: (i) reimbursement of fifty percent (50%) of its costs and expenses, or (ii) offset fifty percent (50%) of its costs and expenses against Royalties due hereunder (in the event that BI brings such action), but in no event shall the Royalty to Vion be reduced by more than fifty percent (50%) of the amount due in any given calendar quarter; provided, however, that in the event that the party with the second right elects to bring an action as provided in Section 8.3(c) with respect to any alleged or threatened infringement of any of the Trademarks, such party shall be entitled to reimbursement of all of its costs and expenses.

         (e) Neither party shall have the right to settle any infringement litigation under this Section 8.3 in a manner that diminishes the rights or interests of the other party without the consent of such other party. Except as otherwise agreed to by the parties as part of a cost sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of any litigation expenses of BI and Vion (including, any offset Royalties) shall belong to the party who brought the action.

         8.4 Infringement of Third Party Rights.

         (a) BI and Vion shall promptly notify each other in writing of any allegation or claim by a Third Party that the manufacturing, marketing or sale of the Product in the Field infringes or may infringe the intellectual property rights of such Third Party.

         (b) Vion shall have the obligation to control any defense of such claim if it relates to Vion Technology or the Vion Trademarks, and BI shall have the obligation to control any defense of such claim if it relates to BI Technology or the BI Trademarks, in each case, at its own expense. In each case, the party not controlling the defense shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

         (c) If such claim relates to Joint Technology, the parties shall consult and cooperate fully to determine a course of action, including but not limited to a determination of which party shall have the right to control the defense of such claim. In each case, the party not controlling the defense shall have the right to be represented in any such action by counsel of its own choice, and the reasonable costs incurred by both parties shall be shared on an equal basis.

         (d) Neither party shall have the right to settle any infringement litigation under this Section 8.4 in a manner that diminishes the rights or interests of the other party without the consent of such other party.

         8.5 Infringement Outside the Field. If either party becomes aware of any alleged or threatened infringement of the Trademarks or the Licensed Technology outside the Field, it shall promptly notify the other in writing, and the parties shall discuss a strategy for responding to such alleged or threatened infringement. In the absence of agreement between the parties, each party may take such action as it deems to be in its best interests.


                           ARTICLE 9. CONFIDENTIALITY

         9.1 Nondisclosure. During the term of this Agreement and for a period of ten (10) years after termination hereof, each party will maintain all Confidential Information in trust and confidence and will not disclose any Confidential Information to any Third Party or use any Confidential Information for any purpose except as expressly authorized by this Agreement, including
Section 9.3. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

         9.2 Exceptions. Confidential Information shall not include any information that the receiving party can prove by competent evidence:

         (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

         (b) is known by the receiving party at the time of receiving such information, as evidenced by its records;

         (c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure;

         (d) is independently developed by the receiving party without the aid, application or use of Confidential Information; or

         (e) is the subject of a written permission to disclose provided by the disclosing party.

         9.3 Financial Terms. Except as required by applicable law (including, but not limited to securities laws), the parties agree that the material financial terms of this Agreement will be considered Confidential Information of both parties. Notwithstanding the foregoing, either party may disclose such terms as are required to be disclosed in its financial statements. Either party shall have the further right to disclose the material financial terms of this Agreement under strictures of confidentiality to any potential acquiror, merger partner or other bona fide potential strategic partner.

         9.4 Publications. Each party to this Agreement recognizes that the publication of papers regarding results of the Development Work hereunder and other information resulting from the Development Work, including oral presentations and abstracts, may be beneficial to both parties provided such publications are subject to reasonable controls to protect Confidential Information. In particular, it is the intent of the parties to maintain the confidentiality of any Confidential Information included in any notification on conceived inventions and patent applications until such foreign patent application has been published. Accordingly, each party shall have the right to review and approve any paper proposed for publication by the other party, including oral presentations and abstracts, which utilizes data generated from the Development Work and/or includes Confidential Information of the other party. Before any such paper is submitted for publication, the party proposing publication shall deliver a complete copy to the other party at least 45 days prior to submitting the paper to a publisher. The receiving party shall review any such paper and give its comments to the publishing party within 30 days of the delivery of such paper to the receiving party. With respect to oral presentation materials and abstracts, the parties shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing party with appropriate comments, if any, but in no event later than 30 days from the date of delivery to the receiving party. The publishing party shall comply with the other party's request to delete references to such other party's Confidential Information in any such paper and agrees to withhold publication of same for an additional 90 days in order to permit the parties to obtain patent protection, if either of the parties deem it necessary, in accordance with the terms of this Agreement.


              ARTICLE 10. REPRESENTATIONS, WARRANTIES AND COVENANTS

         10.1 Corporate Power. Each party represents and warrants to the other that: (a) it has the legal right and power to enter into this Agreement and to extend the rights and licenses granted to the other herein; and (b) the performance of such obligations will not conflict with its charter documents or any agreements, contracts or other arrangements to which it is a party.

         10.2 Organization; Due Authorization. BI represents and warrants to Vion that BI is a limited liability company duly organized, validly existing and in good standing under applicable German law and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Vion warrants to BI that Vion is a corporation duly organized, validly existing and in good standing under applicable Delaware law and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

         10.3 Binding Agreement. Each party represents and warrants to the other that, upon the delivery and execution of this Agreement, this Agreement shall constitute a valid and binding obligation of such party enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         10.4 Intellectual Property Rights. Vion represents and warrants that, as of the Effective Date, to the best of its knowledge and belief: (a) there are no unexpired patents claiming the Compound, its uses or methods for its manufacture; (b) the manufacture, sale and use of the Product as contemplated in this Agreement, does not infringe the patent rights of any Third Parties; (c) Vion owns or possesses adequate licenses or other rights to all Patents and Know-How necessary to grant the licenses granted to BI under Article 5 hereof and fulfil its other obligations hereunder. Vion further represents and warrants that, to the best of its knowledge and belief, there are not now any threatened or pending proceedings against Vion by any Third Party that would interfere with or prevent BI from using the Vion Technology, the Compound, its uses or methods for manufacture or the Vion Trademarks as provided herein; AND (d) NONE OF THE RESEARCH ON THE COMPOUND CONDUCTED IN DR. ALAN SARTORELLI'S LABORATORY WAS FUNDED BY THE UNITED STATES GOVERNMENT.

         10.5 Compliance with Laws. Each party hereby represents, warrants, covenants and agrees that it shall comply with all applicable foreign, federal, state and local laws and regulations relating to the manufacture, use, distribution and sale of the Product by such party as contemplated by this Agreement, the Co-Promotion Agreements and the Supply Agreement. In addition, Vion will fulfill all Phase IV requirements placed on the Product NDA.

         10.6 Data and Information. Vion represents that, as of the Effective Date, to the best of its knowledge and belief, all data and information provided by Vion to BI hereunder concerning the Vion Technology and the Compound are true and correct in all material respects.

         10.7 Disclaimer of Warranties. The parties understand that the Collaboration will involve technologies that have not been approved by any regulatory authority and that neither party guarantees the safety or usefulness of the Compound or the Product. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


                              ARTICLE 11. INDEMNITY

         11.1 Vion Indemnity Obligations. Vion shall indemnify, defend and hold BI and its Affiliates and their respective employees and agents harmless from and against any and all claims, liability, damage, loss, cost or expense, including without limitation reasonable legal fees, in connection with any Third Party claims which (a) arise out of any breach of any material provision of this Agreement or any representation or warranty of Vion contained in this Agreement, or (b) arise out of any claim of infringement of any patent or trademark or unauthorized use of a trade secret (other than the BI Trademarks or the BI or Joint Technology) in connection with the use of the Vion Technology or Vion Trademarks as contemplated by this Agreement, the Co-Promotion Agreements or the Supply Agreement, or (c) arise out of claims for bodily injury, death or property damage arising from the manufacture (except when manufactured by BI or a BI Affiliate or a BI sublicensee), distribution, use or sale of the Product hereunder, to the extent attributable to: (i) any failure to conform with the warranties set forth in the Supply Agreement with respect to the manufacture of the Product manufactured by Vion or its Affiliates or sublicensees pursuant to Section 5.8 hereof, or (ii) any failure by Vion or its Affiliates to perform their obligations hereunder in accordance with applicable laws and regulations (except, in each case, to the extent such claim relates to the negligence or willful misconduct of BI).

         11.2 BI Indemnity Obligations. BI shall indemnify, defend and hold Vion, its Affiliates and their respective employees and agents harmless from and against any and all claims, liability, damage, loss, cost or expense, including without limitation reasonable legal fees, in connection with any Third Party claims which: (a) arise out of any breach of any material provision of this Agreement or any representation or warranty of BI contained in this Agreement, or (b) arise out of any claim of infringement of any patent or trademark or unauthorized use of a trade secret (other than the Vion Trademarks or the Vion or Joint Technology) in connection with the use of the BI Technology or BI Trademarks as contemplated by this Agreement, the Co-Promotion Agreements or the Supply Agreement, or (c) arise out of claims for bodily injury, death or property damage arising from the distribution, use or sale of the Product hereunder or manufacture or labeling of the Product when manufactured or labeled by BI or a BI Affiliate or a BI sublicensee, to the extent attributable to any failure by BI, its Affiliates or sublicensees to perform their obligations hereunder in accordance with applicable laws and regulations

(except, in each case, to the extent such claim relates to the negligence or willful misconduct of Vion).

         11.3 Procedure. A party or any of its Affiliates or their respective employees or agents (the "Indemnitee") that intends to claim indemnification under this Article 11 shall promptly notify the other party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that the Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Article 11 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 11, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article
11. The Indemnitee under this Article 11, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

         11.4 Insurance. BI and Vion shall each maintain appropriate product liability insurance with respect to the development, manufacture and sales of the Product by BI and Vion, respectively, in such amount as BI and Vion, respectively, customarily maintain with respect to the manufacture or sales of its other products.


                        ARTICLE 12. TERM AND TERMINATION

         12.1 Term. Unless terminated earlier pursuant to Section 12.2, this Agreement shall expire and the licenses granted by Vion to BI pursuant to Sections 5.1, 5.2 and 5.4 (subject to the terms and conditions set forth therein) shall become fully-paid and non-exclusive, on a country by country basis, upon the expiration of the Royalty Term in such country.

         12.2 Termination for Cause. Either party may terminate this Agreement upon the occurrence of any of the following:

         (a) upon or after the bankruptcy, insolvency, dissolution or winding up of the other party (other than dissolution or winding up for the purposes of reconstruction or amalgamation);

         (b) upon the material breach of any material provision of this Agreement by either party (a "Material Breach"), which has not been cured within sixty (60) days after written notice from the other party (a "Default"). The non-Defaulting party may, in its discretion, terminate this Agreement immediately upon written notice of such Default and proceed against the other party for all applicable damages. Without limiting the generality of the foregoing, the parties hereto expressly agree that in the event of a Default by either of them, in addition to all other remedies available at law or in equity, which may be available to the other, it is agreed that the non-Defaulting party may, at its option, notify the Defaulting party that it wishes to proceed with the development of the Product in the Field on an exclusive basis. []

         (c) if no NDA for the Product has been filed in the United States or Europe by December 31, 2003; or

         (d) if the Executive Committee determines, based upon scientific and regulatory prospects, that an NDA for the Product is not supportable in the United States or Europe.

[]

         12.3 Effect of Expiration or Termination.

         (a) Expiration or termination of this Agreement, for whatever reason, shall not affect any rights or obligations accrued by either party prior to the effective date of expiration or termination, including without limitation, the obligation to pay Royalties on Product sold prior to expiration or termination.

         (b) Termination of this Agreement under Section 12.2 shall not prejudice any claim for damages a party may have under this Agreement or the Other Agreements.

         (c) Except as otherwise provided in Article 12, upon expiration or termination of this Agreement both parties shall immediately cease using the other party's Licensed Technology and Confidential Information.

         (d) The obligations and rights of the parties under Articles 9, 11, 14 and 15, and Sections 5.4(g), 7.4, 10.4, 12.1 and 12.3 shall survive termination or expiration of this Agreement.

         12.4 []. In order to avoid any future disruption or delay in the progress of the Development Work which may result from Vion's inability to meet its financial obligations under this Agreement, the parties have agreed that from and after the Effective Date, until Vion receives NDA approval for the Product, Vion shall provide to BI its financial statements (including a Statement of Cash Flow) contained in its Forms 10-KSB and 10-QSB (or any similar form) as filed with the Securities and Exchange Commission. []

         12.5 []




                              ARTICLE 13. PUBLICITY

         13.1 Publicity Review. BI and Vion will jointly discuss and agree on any statement to the public regarding the execution or the subject matter of this Agreement or the Other Agreements, except with respect to disclosures required by law or regulation. Promptly following the Effective Date, the Parties shall issue a mutually acceptable press release. All statements made shall be consistent with the goals of compliance with law and maximizing sales and distribution of the Product.


                         ARTICLE 14. DISPUTE RESOLUTION

         14.1 Disputes. The parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement that relate to either party's rights and/or obligations hereunder or thereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the parties agree to follow the procedures set forth in this Article 14 if and when a dispute arises under this Agreement between the parties or among the Steering Committee.

         14.2 Dispute Resolution Procedures. If the parties or the Steering Committee cannot resolve any dispute within thirty (30) days of formal request by either party to the other, either party may, by written notice to the other, have such dispute referred to the Executive Committee, for attempted resolution by good faith negotiations within 30 days after such notice is received. If any such dispute arising out of or relating to this Agreement is not resolved between the parties or the Steering Committee or the Executive Committee, then the parties shall submit to non-binding mediation in New York, New York (or another mutually acceptable location) using a neutral mediator having experience with the industry in accordance with the rules of the Center for Public Resources (costs to be shared equally) as a last resort to resolve such dispute before submission to a court of competent jurisdiction. The parties hereby submit to the jurisdiction of the federal courts located within the State of Connecticut for the conduct of any suit, action or proceeding arising out of or relating to this Agreement. The parties each hereby waive any and all right to a jury trial in any such action.

                            ARTICLE 15. MISCELLANEOUS

         15.1 Assignment.

         (a) Notwithstanding any provision of this Agreement to the contrary, either party may assign any of its rights or obligations under this Agreement:
(i) in any country to any Affiliates; provided, however, that such assignment shall not relieve the assigning party of its responsibilities for performance of its obligations under this Agreement; or (ii) in connection with the sale of all or substantially all of its assets.

         (b) Except as otherwise provided in Section 15.1(a) above, neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party.

         (c) This Agreement shall survive any merger of either party with or into another party and no consent for a merger or similar reorganization shall be required hereunder; provided, that in the event of such merger or in the event of a sale of all assets, no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder.

         (d) This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

         15.2 Force Majeure. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses on account of failure of performance by the defaulting party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting party, provided that the party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure.

         15.3 Payment in U.S. Dollars. All payments due to either party under this Agreement shall be paid in U.S. Dollars.

         15.4 Notices. Any notices or communications provided for in this Agreement to be made by either of the parties to the other shall be in writing, in English, and shall be made by prepaid air mail with return receipt or by overnight or similar courier service, addressed to the other at its address set forth below. Any such notice or communication may also be given by hand, or facsimile to the appropriate designation. Notices shall be sent:

If to BI, to:                       Boehringer Ingelheim International GmbH
                                    Postbox 200
                                    D-55216 Ingelheim, Rhein
                                    Germany
                                    Attention: Corporate Licensing
                                    Telephone:  011 49 61 32 77 34 08
                                    Facsimile:  011 49 61 32 77 35 83

         with a copy to:

                                    Boehringer Ingelheim International GmbH
                                    Postbox 200
                                    D-55216 Ingelheim, Rhein
                                    Germany
                                    Attention: Head of Legal Department
                                    Telephone:  011 49 61 32 77 2106
                                    Facsimile:  011 49 61 32 77 3583


If to Vion, to:                     Vion Pharmaceuticals, Inc.
                                    Four Science Park
                                    New Haven, Connecticut 06511
                                    Attention:  President and CEO
                                    Telephone:  1 203 498 4210
                                    Facsimile:  1 203 498 4211

         with a copy to:

                                    Terence Jones, Esq.
                                    Wiggin & Dana
                                    One Century Tower
                                    P.O. Box 1832
                                    New Haven, Connecticut   06508-1832
                                    Telephone:  1 203 498 4324
                                    Facsimile:  1 203 782 2889

Either party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by mail, facsimile or cable shall be effective upon receipt and notices given by hand shall be effective when delivered.

         15.5 Governing Law. This Agreement shall be governed by the laws of the State of Connecticut, as such laws are applied to contracts entered into and to be performed within such state without giving effect to conflicts of laws principles.

         15.6 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such party's rights or remedies provided in this Agreement.

         15.7 Severability. If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (b) the parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to be effectuated.

         15.8 Independent Contractors. It is expressly agreed that Vion and BI shall be independent contractors and that the relationship between the two parties shall not constitute a partnership or agency of any kind. Neither Vion nor BI shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written authorization of the party to do so.

         15.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15.10 Entire Agreement. This Agreement and the Other Agreements between the parties of even date herewith set forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto and supersede and terminate all prior agreements and understanding between the parties. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the parties other than as set forth herein and therein. No subsequent alteration, amendment, change, agreement or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate originals by their proper officers as of the date and year first above written.


BOEHRINGER INGELHEIM                VION PHARMACEUTICALS, INC.
 INTERNATIONAL GmbH


By: /s/ Dr. H. Peter Gieseler       By: /s/ John Spears
    --------------------------          --------------------
Name:    Dr. H. Peter Gieseler      Name:  John Spears
Title:  Authorized Signatory        Title:  President & CEO


By: /s/ Hans-Peter Muller
    ------------------------
Name:  Hans-Peter Muller
Title:  Authorized Signatory

                                                                     SCHEDULE 1

                                 VION TECHNOLOGY

To the extent relating to the Compound or Product:

1. All clinical data generated by Vion or Yale University which Vion has rights to, as such clinical data relates to the Product.

2 All preclinical formulation, manufacturing information or Know-How related to proprietary formulations or manufacturing processes to which Vion has rights.

3.       All IND or equivalent regulatory approvals to which Vion has rights.

4. Orphan drug status applied for and received, or future orphan drug requests; head and neck (received); cervical (received).

5. All Know-How regarding product development by Vion or Yale University which Vion has rights to relating to the use of the Product in combination with other treatment modalities or in other indications in the Field.

6. Any invention disclosures regarding the Product which lead to patent applications by Vion or Yale University which are owned by Vion, or to the extent Vion is permitted to grant a sublicense to BI, licensed to Vion by a Third Party.

7. The following specific intellectual property associated with the development of the Compound:

         a.     Bulk Pharmaceutical Manufacturing Process
         b.     Stability Data for Bulk
         c.     Analytical Methods for Bulk
         d.     Complete Characterization Data package for Bulk Substance
         e.     Finished Product Manufacturing Process
         f.     Stability Data for Finished Drug Product
         g.     Analytical Methods for Finished Drug Product
         h.     Complete Characterization Data package for Finished Drug Product
         i.     Animal Pharmacokinetic Data
         j.     In vitro and In vivo metabolism data
         k.     Animal Toxicological Data

         l.       IND for US Regulatory Submission
         m.       Clinical Trial Application (CTX) with Medicines Control Agency
                  (MCA) in United Kingdom
         n.       Clinical Trial Applications for Spain, France, Belgium, and
                  Germany
         o.       Data on Phase I/II Trial
         p.       Interim Toxicity Data for ongoing Phase III trial at Yale
         q.       Clinical Investigator's Brochure
         r. Phase III, Global Clinical Protocol using Porfiromycin as an adjuvant to Radiation
         s. List of 40 centers involved with the Phase III Trial in the US and Europe
         t. Copy of Orphan Status Designation by the FDA for the Compound for treatment of head and neck cancer
         u. Copy of Orphan Status Designation by the FDA for the Compound for treatment of Cervical Cancer

                                                                       EXHIBIT A

                                DEVELOPMENT PLAN

                                  SEE ATTACHED

DEVELOPMENT PLAN FOR PROMYCIN

The following is a summary of a possible development plan for Promycin. While there is evidence that Promycin may be effective when used in combination with chemotherapy we should seek to establish Promycin as the drug to be added to any radiation therapy regimen. []While it would be possible to perform additional studies in earlier stage (i.e. resectable) head and neck cancer I believe it would be advantageous to extend its use into other tumor types. Should we obtain approval in other tumors it would suggest that Promycin should be used whenever radiation therapy is employed.

The table below summarizes the current and potential development plan for North America and European countries. Once Vion and BI have entered into an agreement we will need to set up a steering committee to discuss these options and develop a detailed plan for recruitment of investigators, development protocols etc.

--------------------- --------------------------- -------- ------------ ----------------- --------------
Indication            Study                       No.      Time to      Estimated         Initiation
                                                  Pts.     Complete     Costs             Date
--------------------- --------------------------- -------- ------------ ----------------- --------------
Head and              Randomized trial of XRT     []       [] yrs       []                underway
Neck                  +/- Promycin
--------------------- --------------------------- -------- ------------ ----------------- --------------
[]                    Pilot trial of XRT +        []       [] yr        $[]               []
                      Promycin
                      --------------------------- -------- ------------ ----------------- --------------
                      Randomized trial of XRT     []       [] yrs       []                []
                      +/- Promycin
--------------------- --------------------------- -------- ------------ ----------------- --------------
[]                    Pilot trial of XRT +        []       [] yr        []                []
                      Promycin
                      --------------------------- -------- ------------ ----------------- --------------
                      Randomized trial of XRT     []       [] yrs       []                []*
                      +/- Promycin
--------------------- --------------------------- -------- ------------ ----------------- --------------
TOTAL PATIENTS                                    []
--------------------- --------------------------- -------- ------------ ----------------- --------------


*Pending pilot and interim pivotal head and neck trial analysis


Issues relevant to Proposed Clinical Development

1.       Trial Initiation -

         *        [] Cancer - The pilot trial in [] cancer should begin [].
                  Eligible patients will be those with stage [] cancer.
                  The pilot trial in [] cancer could begin in [].

         * [] Cancer - The pilot study in [] cancer could begin [] and would aim to accrue [] patients. This should be a multi-center trial to lend greater credence to the results. There would be no immediate plan to initiate a pivotal trial in [] cancer until the Vion and BI Executive Committee have had the opportunity to review the results of the pilot [] cancer study and the interim analysis of the pivotal head and neck trial.





2. Ease of initiating and completing new trials - In the course of initiating the H&N trial for Vion, Covance has recruited 40 clinical centers (28 in Europe, 12 in US). This has provided Vion with access to these centers for additional clinical trials. For trials in [] patient accrual should be [] from the majority of the centers. The accrual of [] cancer patients will be []. []

3.   []

4. Study design - Study design in the [] additional indications should parallel the head and neck studies.


5. Patients required - For the phase III pivotal studies randomization between XRT and XRT + Promycin would require []

6. Development in Japan - This will require additional evaluation of market, regulatory, and cost issues. If development appears to be feasible and attractive clinical development would begin in []. Costs for the development in Japan are estimated to be about [].

7. Countries in need of local clinical trials before approval - The execution of local trials in those countries i.e. Mexico, China, Taiwan etc.) will be evaluated separately and the work would be initiated only if financially attractive.

                                                                       EXHIBIT B

                               CO-PROMOTION TERMS

                                                                       EXHIBIT B

  THE PARTIES CONTEMPLATE A SEPARATE CO-PROMOTION AGREEMENT FOR CANADA BASED ON
                 THIS TERM SHEET WHICH IS APPLICABLE FOR THE USA

                             CO-PROMOTION TERM SHEET

THIS CO-PROMOTION AGREEMENT is effective as of ___, by and between ROXANE LABORATORIES, INC., a Delaware corporation having offices at 1809 Wilson Road, Columbus, Ohio 43228 ("RLI") and VION PHARMACEUTICALS, INC., a Delaware corporation having offices at Four Science Park New Haven, Connecticut 06511 ("VION").

                                   WITNESSETH

WHEREAS, BII GmbH and VION entered into a Collaborative Development and Distribution Agreement on _______ ("Collaborative Agreement") relating to the development and commercialization of the pharmaceutical product porfiromycin for head and neck cancer and other cancers (hereinafter referred to as "Product"); and

WHEREAS, the terms and conditions of the Collaborative Agreement provide for VION to enter into a Co-promotion Agreement with an Affiliate of BII GmbH for the marketing of Product in the United States; and

WHEREAS, VION and BII GmbH, acting through its indirect wholly owned subsidiary RLI wishes to enter into an agreement to market and promote Promycin(TM) in the United States in exchange for a share of the commercial benefits of such an undertaking.

NOW, THEREFORE, the Parties hereby agree as follows:

DEFINITIONS

All definitions shall be those set forth in the Collaboration Agreement between VION and BII GmbH dated __________ unless specifically modified herein.

"Agreement" shall mean this Co-promotion Agreement or as it may hereafter be supplemented or amended from time to time.

"Co-promote" or "Co-promotion" shall mean the act of marketing and Detailing the Product in the Co-Promotion Territory during the Term.

"PSR" shall mean those professional sales representatives comprising RLI's or VION's dedicated sales forces, who have been assigned to the promotion and Detailing of the Product to the healthcare community.

"Detail", "Detailed" or "Detailing" shall mean the personal, face to face discussion by a PSR during a call wherein the Product is promoted directly to a healthcare practitioner capable of prescribing the Product.

"Marketing Plan" shall mean the plan of action developed annually by RLI with the assistance and cooperation of VION and reviewed and approved by the Joint Marketing Committee to promote the Product including, but not limited to, sales plans, pricing, allocation of Detailing, total number and identity of institutions and prescribing practitioners targeted for promotion, advertising and other promotional material and aids, symposia, phase IV studies, and the preparation of various promotion programs.

"Territory" shall mean the fifty (50) states of the United States and the District of Columbia and Puerto Rico.

"Joint Marketing Committee" shall mean the group of individuals from RLI and VION responsible for communicating the Marketing Plan between the two companies, and coordinating their respective field force activities to ensure the proper implementation of the Marketing Plan. For the purpose of coordinating promotional and marketing activities of each Party with respect to the Product in the Territory, the Parties will set up a Joint Marketing Committee in which both Parties will be represented. The Joint Marketing Committee will be composed of three (3) representatives from RLI, and two (2) from VION, and will be chaired by a representative from RLI.

OBJECTIVES

RLI and VION wish to cooperate in the promotion of the Product in the Territory by providing Details and performing promotional activities in order to maximize the sales of the Product to the mutual profit and advantage of both Parties as specified in the Marketing Plan.

Structure

Nature of the Cooperation:

The cooperation between the Parties as set forth In this Agreement will not constitute nor be construed as constituting a partnership or a relationship of agent and principal. Neither Party shall, under any circumstances act as or represent itself to be a partner, agent or a representative of the other. Neither Party shall have any responsibility for the firing, compensation, or employee benefits of the other Party's employees. No employee or representative of either Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose a contractual or other liability on the other Party without said Party's authorized written consent. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, the legal relationship of the Parties under this Agreement shall be that of independent contractors.

Joint Marketing Committee:

During the first year of this Agreement, the Joint Marketing Committee shall meet every three months at alternating sites. Thereafter, meetings will be held twice per year, at alternating sites. Each party shall bear the expenses for its representatives to attend the Joint Marketing Committee meetings.

Strategy/Role of Parties/Commitments

Strategy

The Parties agree that the most efficient strategy to achieve the objectives of their cooperation is through the joint promotion of the Product by their sales forces, using a centrally coordinated marketing approach, under the trademark Promycin(TM) with identical packaging and promotional literature. When feasible, the logos and company names of both parties will appear on all promotional materials.

RLI's Role

RLI shall use its reasonable efforts, consistent with accepted business practices and legal requirements, to train, deploy, motivate through appropriate incentives, and use it's PSRs and the PSR's of VION to promote and Detail the Product in the Territory in accordance with the promotional programs described In the Marketing Plan, and in a such a manner and as expeditiously as RLI normally adopts in launching, promoting and Detailing a pharmaceutical product having commensurate commercial potential.

RLI shall have the responsibility and authority to []

RLI shall have responsibility for []

RLI shall have authority and responsibility for []

RLI shall have authority and responsibility for []

RLI shall have authority and responsibility for []. The [] VION in accordance with the terms of the Supply Agreement.

RLI shall have authority and responsibility for handling all []. However, VION shall have responsibility for maintaining [].

RLI shall have authority and responsibility for handling [].

RLI shall have authority and responsibility for [].

RLI staff have authority and responsibility for handling development and production of promotional materials.

RLI shall have authority and responsibility for [].

VION's Role

VION will provide at [] sufficient supplies of the Product in finished package form to fulfill all orders from customers in accordance with the terms of the Supply Agreement.

VION shall use its reasonable efforts, consistent with accepted business practices and legal requirements, to hire, train, deploy, motivate through appropriate incentives, and use its PSRs to promote and Detail the Product in the Territory in accordance with the promotional programs described in the Marketing Plan, and in a manner sufficient to carry out its responsibilities under that plan and this Agreement.

VION shall cooperate with RLI in providing information about the product and in reviewing the Marketing Plan to permit the maximization of sale.

VION will have members of its sales training department meet with RLI as required to gain knowledge about the Product and the promotional and marketing strategies (an initial training program for the Product for each of VION's PSR's, will be conducted by RLI at its facilities, with VION assuming the costs of its own personnel).

VION will cooperate with RLI and conduct such testing as may be necessary to assist in responding to questions or complaints about the Product.

Obligations of the Parties

Government Contact Reporting

VION shall promptly notify RLI upon being contacted by the FDA or any governmental agency relating to the manufacture, promotion and/or sale of the Product. VION will, to the extent practical, consult with RLI so that a coordinated response is given.

Promotional Materials

RLI shall provide VION with all required sales and promotional material in quantities sufficient to allow VION's representatives to Detail the Product in accordance with the Marketing Plan then in effect. VION shall use only those sales and promotional materials provided by RLI and shall not in any manner after such material provided by RLI or use any material not approved by the Joint Marketing Committee.

Sales Training

RLI shall provide VION with initial training and training materials in sufficient quantity to allow VION to maintain a trained sales force knowledgeable in the appropriate methods for Detailing the Product. VION shall have members of its sales training department meet with RLI to acquire knowledge about the Product and the promotional plan and marketing strategies to facilitate training of its representatives. VION shall, at its own cost ensure that its representatives receive additional training as may be necessary so that they remain effective and knowledgeable about future developments of the Product.

Product Orders

VION shall promptly refer any orders for the Product from third parties to RLI so that such orders can be processed on a timely basis.

Information Requests

In addition to adverse reaction reports, all questions and inquiries regarding the Product received by VION, and all questions requiring a written response shall be forwarded by VION to RLI as soon as practical after receipt.

Sales Incentive

Each Party shall incorporate the promotion of the Product into its own incentive plan for its own sales force in order to foster promotion of the Product. Each party shall use its own discretion in deciding the level of incentive compensation to be paid for the Product. Each Party will advise its PSRs that they are [].

Label and Printed Materials

RLI represents and warrants that all sales, advertising, promotional and training materials provided to VION by RLI will conform to the Product's approved labeling.

Government Contact

Each party will provide to the other written notice of any inquiries from, or positions taken by the FDA or any other government agency which may affect the manufacture, marketing or sale of the Product.

Compensation

Profit Sharing

[] For purposes hereof, "Net Sales" shall have the meaning assigned to such term in Section 1.27 of the Collaboration Agreement. RLI shall pay VION its percentage of Net Sales within thirty (30) days after the end of each calendar quarter.

Field Force Activities

Detailing Efforts

Each party's sales force shall promote the Product in a way that is both cost efficient yet provides coverage of the target prescriber population as set forth in the Marketing Plan.

Call Reporting

Each party will generate and maintain their own internal call reporting system which shall be the basis for generating reports on Detailing activity to designated institution and physician targets within 45 business days after the end of each calendar quarter. The parties will exchange reports displaying the call frequency by institution and target physician specialty.

Institution and Physician Target Lists

In order to better manage and coordinate Detailing, RLI and VION will identify the institutions and physicians for the purposes of optimizing the Detailing efforts, and determining which Institutions and physicians each Party will Detail the Product to.


Managed Health Care and VA Accounts

[            ]

Governmental Rebate Programs

[            ]

Accounting Reports and Payments

Quarterly Reports

Sales

Within 30 days after the end of each calendar quarter, RLI will provide VION with an accounting report of the prior quarter's sales activity, including Gross Sales, Net Sales, and VION's [] share of Net Sales.

Audits

During the term of this Agreement and for a period of two (2) years thereafter, the parties shall each keep complete and accurate records directly related to the sale and promotion of the Product in order to determine the accuracy of any reports and to verify the computation of the amounts due and performance under the Marketing Plan. Each party shall have the tight to cause an independent certified public accountant to audit such records. Such audits may be exercised during normal business hours once a year upon notice to such other party. The party requesting the audit shall bear the full cost of such audit unless such audit discloses a variance of more than 5% or $50,000 (whichever is larger). In such case, the audited party shall bear the actual out-of-pocket cost of such audit. The terms of this section shall survive any termination or expiration of this Agreement.

Product Recall

In the event that either Party determines that an event incident or circumstance has occurred which may result in the need for a "recall" or "market withdrawal", as such terms are defined in a 21 CFR 7.3, of the Product, or any lots thereof, such Party shall advise the other and the Parties shall consult with respect thereto.

Tradedress and Packaging

Trademark and Tradedress

The Product will bear the Trademark Promycin(R) which was registered by VION in the US on May 20, 1997, Registration Number 2,064,076 and the tradedress of RLI (ROXANE(R)). VION shall have the sole responsibility for maintaining the Trademark's registration. RLI shall have the sole responsibility for maintaining its trademarks and tradedress.

Name and Logo

Both RLI's and VION's names will appear on all promotion materials (except where prohibited by law or regulation). Each party shall have the right to review and approve the use of its name and/or logo on any promotional and advertising materials. Such materials shall be furnished to the other party in reasonable time to permit review and comment prior to final publications.

VION may use the name Roxane Laboratories, Inc., and its logo solely to the extent required to fulfill, its obligations under this Agreement. RLI and its Affiliates may use the name VION Pharmaceuticals, and its logo solely to the extent required to fulfill its obligations under this Agreement or the Collaboration Agreement.

Term and Termination

Term - This Agreement shall be effective as of the Agreement's effective date and shall continue for a term of ten (10) years with automatic renewal for periods of five (5) years each unless either party terminates on eighteen (18) months prior notice.

Default - This Agreement may be terminated by written notice by either party in the event that the other has defaulted in any manner which would materially illustrate the purpose and continuation of this Agreement and shall have failed to remedy such default within sixty (60) days after notice thereof from the non-defaulting party.

Debtor Proceedings - If either party shall commence as debtor any proceedings under any insolvency, reorganization, readjustment of debt, dissolution or liquidation law or statute of the Federal Government or any State Government or any subdivision of either now or hereafter in effect or if any such proceedings shall be commenced against either party, or any trustee or receiver in respect of either parry shall be appointed in any such proceedings, and any such party shall by any act or failure to act indicate approval of, or consent to, or acquiescence in such proceedings or in the appointment of any such trustee or receiver, or if any such proceedings brought against either party shall be approved by any court or shall remain undismissed for ninety (90) days; or if any warrant of attachment shall be issued against all the assets of either party and shall not be released within ninety (90) days after its levy, then, in any such case, such other party not involved in such proceedings shall have the option to terminate this Agreement by written notice and upon the giving of such notice this Agreement shall Immediately terminate.

In the event of a material breach by VION of its obligations under the Co-Promotion Agreement, RLI, at its option. may terminate the Co-Promotion Agreement. BI or RLI would have an immediate right to continue selling the Product on the same terms as provided in the Collaboration Agreement for the Royalty Territory. RLI would pay VION a [] royalty on Net Sales as defined in the Collaborative Agreement and VION would continue to supply the Product as set forth in the Supply Agreement at cost plus []. VION would also have a continuing obligation to use its best efforts to maintain the Products NDA and the Products Orphan Drug Status.

A material breach under this Agreement would be VION's failure to fulfill its obligations under the Marketing Plan or its use of promotional materials which have not been authorized by the Joint Marketing Committee. Upon written notice from RLI, VION would have sixty (60) days to cure a material breach resulting from its failure to fulfill its obligations under the Marketing Plan.

Miscellaneous

Force-Majeure

The performance by either party of any covenants or obligations on its part to be performed hereunder (other than an obligation of either to pay money to the other) shall be excused by reason of strikes or other labor disturbances, riots, fires, floods, accidents, wars, embargoes, delays of carriers, inability to obtain materials from sources of supply or acts, injunctions. or restraints of governments (whether or not now threatened), or any cause preventing such performance whether similar or dissimilar to the foregoing and being beyond the reasonable control of the party bound by rauch covenant or obligation, provided however, that the party affected shall exert its reasonable diligent efforts to eliminate or cure or overcome any of such causes and to resume performance of its covenants with all reasonable speed.

Public Statements - Except as required by applicable law neither VION nor RLI nor any of their Affiliates shall publicly disclose the specific terms of this Agreement. Except as required by applicable law, the transactions contemplated hereby or performance hereunder shall not be without first obtaining the written consent of the other party hereto unless there has been a prior public disclosure of the information being disclosed by the other party or with the other party's consent.

Notices - Except as otherwise provided herein, any notice or other communications sent or delivered hereunder shall be in writing and shall be effective if hand delivered or if sent by telex, facsimile transmission, overnight courier or certified or registered mail, postage prepaid.

If to RLI, to:

Roxane Laboratories, Inc.
1809 Wilson Road
Columbus, Ohio 43216-6532

ATTENTION:

If to VION, to:
Four Science Park
New Haven, Connecticut 06511

ATTENTION: President & CEO

Copy to:      Terence Jones, Esq.
              Wiggin & Dana
              One Century Tower
              PO Box 1832
              New Haven, CT 06508-1832

or to such address as either party shall hereafter designate by notice to the other party. A notice shall be deemed to have been given on the date of receipt by the party.

Assignability - This Agreement shall not be assignable nor its rights hereunder transferred in any way by either party except by prior written consent of the other party, which consent may be withheld in such other party's sole discretion, and except that either party may assign its rights and obligations to any Affiliate of such party for the period it remains an Affiliate, although no such assignment shall relieve the contracting party of its primary responsibility for performance hereunder.

Change of Ownership - In the event of a substantial change in the ownership control, including, but not limited to the sale, transfer or contribution to any Third Party or Third Parties of VION's rights to the Product or all or substantially all of the assets of VION's business or the sale or spin-off, directly or indirectly. to any Third Party or Third Parties, of a beneficial interest in fifty percent (50%) or more of the outstanding equity securities or other ownership interests of VION or any affiliate of VION which owns all or substantially all of the assets of VION's business (each, a "Change of Control"), RLI may, (i) at its option in the absence of VION notifying RLI as provided in the Approval Procedures or (ii) if pursuant to the Approval Procedures RLI chooses to exercise its option to terminate in accordance with the Approval Procedures (as defined below), terminate the Co-Promotion Agreement and RLI would have an immediate right to use the Promycin trademark in the USA as provided in the Collaborative Agreement for the Royalty Territory. RLI would pay VION a [] royalty on Net Sales as defined in the Collaborative Agreement and VION would continue to supply the Product on the terms set forth in the Supply Agreement. VION would also have a continuing obligation to use its best efforts to maintain the Products NDA and the Products Orphan Drug Status. For purposes hereof, a "Third Party" or 'Third Parties" shall mean any person or entity which engages in a transaction with VION resulting in a Change of Control of VION.

For purposes of the foregoing paragraph, "Approval Procedures" shall mean the following: (i) VION may notify RLI in writing in advance of any proposed Transaction (the "VION Notice") which would constitute a Change of Control, such notice to contain the identify of the proposed acquirer(s) in the proposed Transaction and such additional information about the proposed Transaction as would reasonably permit RLI to assess whether it wishes to exercise its rights to terminate hereunder, (ii) upon receipt of the VION Notice, RLI shall notify VION in writing not later than ten (10) business days whether it would exercise its option to terminate the Co-Promotion Agreement in the event of such Transaction (the "RLI Response"). If RLI determines not to exercise its right of termination, such RLI Response shall be considered binding for a period of one
(1) year from the date thereof, provided the relative relationship between VION and such Third Party remained substantially as contemplated in the VION Notice.

Headings - The headings of the Articles or Paragraphs of this Agreement are for the convenience of the parties only and shall not be deemed a substantive part of this Agreement.

Waive - The failure of any party hereto at any time to require performance by the other party of any provision of this Agreement shall not affect the right of such aggrieved party to require future performance of that provision, and any waiver by any party of any breach of any provision of this Agreement must be in writing to be effective and shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

Governing Law - This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

Partial Invalidity - In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated herein to be impossible and provided that the performance required by this Agreement with such clause deleted remains substantially consistent with the intent of the parties.

Execution in Counterparts - This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party.

                                                                       EXHIBIT C

                             SUPPLY AGREEMENT TERMS

                                                                       EXHIBIT C

                               SUPPLY AGREEMENT TERM SHEET

The following terms shall be contained in one or more separate supply agreements that shall be entered into pursuant to Section 5.8 of the Collaborative Development and License Agreement (the "Collaboration Agreement").

1. Vion shall manufacture or have manufactured the Product in finished, packaged form, and supply the Product to BI for sale and distribution. Manufacturing, processing, testing, packaging, labeling and delivering ("Production") of the Product shall be in accordance with all applicable specifications, as agreed to by both the parties as well as any applicable governmental laws and regulations.

2. At the beginning of each quarter, BI shall provide Vion with projections of its needs for Product in various geographic areas for the next four quarters (the Quarterly Projection). Projections for the first quarter shall be binding orders for the Product; projections for the last three quarters of the Quarterly Projection shall be non-binding estimates of Product demand. In the event the projection for the first quarter of the current Quarterly Projection differs from that in the previous Quarterly Projection by more than 50%, the parties will cooperate to facilitate the change in demand, but will not be obligated to supply more than 150% of the prior Quarterly Projection.

3. Vion shall deliver Product to BI designated receiving points at Vion's risk and expense, per directions in BI's purchase orders, which directions shall not conflict with terms in this Supply Agreement.

4. Vion shall be responsible, at its sole expense for compliance with all applicable regulatory requirements relating to the Production of Product, as well as storage and export of Product until it is received by BI or its Affiliate or sub-licensee.

5. Supply of Product from Vion to BI or its Affiliates in the Co-Promotion Territory shall be at []. Supply of Product from Vion to BI or its Affiliates in the Royalty Territory shall be at a price equal to []. BI affiliates will provide Production services to Vion at a price equal to BI's []. The price for the product shall be reviewed and adjusted [] and any new price shall be applicable for all orders received [].

6. In the event that Vion cannot supply Product within 90 days of BI's requested delivery date, the parties shall cooperate to qualify another source(s) for Product, and Vion will take whatever steps are necessary to maintain that source of supply once it is approved.

         No source shall be selected without BI's approval which shall not be unreasonably withheld. BI consents to Vion's current source of supply of Product.

7. The Term, and Termination provisions in this Supply Agreement shall be reflective of similar provisions in the Collaboration Development Agreement.

8. Vion, the licensor and party responsible for Production, shall warrant that the Product conforms to current Specification including production and storage under CGMPs, and that neither Product nor Production infringes any patents or rights of third parties as provided in the Collaboration Agreement. Vion will bear responsibility and liability for any real or alleged failures or actions claiming failure or infringement, and indemnify BI from any loss, except when such failure or infringement results directly from actions of BI as provided in the Collaboration Agreement.

9. "Specifications" shall mean all of the specifications for the Product, including without limitation the material, formulation, manufacturing, packaging, labeling, testing and quality control specifications agreed to between the parties, which shall be the same attached to the agreement and made a part hereof, as may be amended from time to time. The Specifications may be amended as the parties may mutually agree in a writing dated and signed by each of them.

10. Vion shall manufacture, test, label and package the Product in accordance with: (a) the Specifications: and (b) oil Current Good Manufacturing Practices ("CGMPs") now in place or hereafter established by the FDA or any other regulatory authority that are applicable to the Product. all governmental laws and regulations as may be applicable to Vion's manufacturing, processing, packing or storage of the Product.

11. For each batch of the Product manufactured, Vion shall assign lot control numbers, apply (lot numbers and expiry dates (as required) to the labeling, retention samples and stability samples. Vion shall test, or have tested, each batch of finished Product using analytical testing methodologies appropriate to the Product which are acceptable to BI. Vion shall certify to BI that each batch of finished Product conforms to the Specifications and shall provide BI with a Certificate of Analysis for each batch of Product produced. Vion also shall perform such other functions as required by the Specifications and any applicable FDA regulations and FDA requirements with respect to the Product.

12. Vion shall prepare and maintain such written procedures and records as are required by the FDA, CGMP regulations or similar governmental regulations, as applicable. Certified true copies of each of such procedures or records shall be prepared by Vion and delivered to BI upon request.

13. Subject to applicable confidentiality provisions and third party consents, BI, or its authorized representative, shall be permitted to monitor all aspects of Vion's work under this Agreement and all procedures or records relative to Vion's work under this Agreement shall be made readily available to BI's authorized representatives by Vion. Such monitoring shall include without limitation the right, at reasonable time intervals and upon reasonable prior notice, (a) to physically inspect all manufacturing, storage and testing laboratory facilities used in connection with the Product and (b) to conduct quality assurance audits. Vion shall, and shall cause each of its officers, employees, agents and subcontractors to, cooperate fully with all such monitoring activities. Vion shall, and shall cause each of its officers, employees, agents and subcontractors to, use their best efforts to correct any deficiencies that are discovered as a result of any such monitoring activities.

14. The presence of BI monitors shall not be construed, as approval of or acquiescence to any procedures utilized by Vion. Any "approval" required or permitted to be given shall be in writing, dated and signed by an authorized BI representative.

15. BI shall have the right to approve oil subcontractors, including without limitation all contract manufacturers and testing laboratories, that Vion utilizes in connection with the manufacture and testing of the Product which will be unreasonably withheld. Vion agrees that it shall not use any subcontractor that is not reasonably acceptable to BI in connection with the manufacture and testing of the Product.

16. BI or its designee may test or cause to be tested the Product after receipt. If after receipt of the Product by BI or its designee, BI notifies Vion in writing that the Product does not meet Specifications, Vion shall with reasonable promptness replace all such non-conforming Product, with Product meeting Specifications at no cost to BI. Vion shall bear freight. tax, insurance and any actual out-of-pocket cost incurred by BI in transporting such replacement Product. Notwithstanding the foregoing, it is understood and agreed by the parties that BI or its designee shall have no obligation to test each batch of the Product provided to it by Vion. Non-conforming Product shall, upon mutual agreement and at Vion's sole expense, either (i) be returned to Vion within a reasonable period of time and relabeled or reworked as permitted in the NDA or if permitted by the FDA or other governmental agency, or (ii) when appropriate, credit shall be issued by Vion within thirty (30) days of agreement that the Product is nonconforming or if such determination of non-conformance is made by an independent testing laboratory.

         If the analysis or assay of a sample of the Product performed by either party differs from the other party's analysis or assay of its sample from the same shipment or batch, the parties shall conduct a joint investigation to determine whether the Product met Specifications or the cause of the Product not meeting Specifications.

17. Vion shall promptly notify BI of any problems or unusual production situations which have the potential to adversely affect production of the Product, or its timely delivery to BI.

18. The party responsible for the registration of the product in a country shall be the party responsible for reporting any adverse drug experience associated with the Product to the appropriate governmental authorities in such country.

19. If either party receives any reports of adverse drug experience associated with the Product, or other complaints about the Product, such party shall provide the other with a copy of such report(s) within three (3) business days of the receipt of same, except that reports of serious injury or death shall be reported within two (2) business days, with a written report to follow promptly thereafter. The parties shall cooperate fully with each other to investigate adverse events or product complaints involving the manufacture of the Product. The cost of any testing undertaken by BI at Vion's request with respect to responding to product complaints or to investigate the possible cause of adverse drug reactions shall be paid by Vion.

20. Product shall be ordered on BI or its designees' standard purchase order forms (the "Purchase Order"). The only function of the purchase order is to set forth the quantities of Product desired by package size and the desired delivery dates for the quantity of Product ordered and destination of the Product. Vion will either acknowledge receipt of BI's purchase order on Vions standard acknowledgment form, or contact BI about Vion's ability to supply quantities of Product in excess of the forecast, and/or alternative ship dates which shall be agreed to in writing using the purchase order form and acknowledgment form. Except as otherwise set forth above, the only function of Vion's acknowledgment form is to acknowledge receipt of BI's purchase order. All other terms and conditions of either the purchase orders or the acknowledgment forms are void and of no effect, and the terms and conditions of this Agreement shall control.

21. Effective throughout the term of this Agreement and thereafter, for a period of not less than [], the parties shall each carry and maintain in full force and effect insurance, or maintain adequate self-insurance reserves, insuring themselves for Commercial General Liability, including Product Liability. In any such insurance policy from an insurance company, each party shall include the other as an additional insured thereon, said insurance policies shall be obtained from on insurance company having a Best's rating of B+, Class IV or higher. [] Each party shall furnish the other with certificates of said Commercial General Liability and Product Liability insurance policy naming the other as an additional insured thereon, which shall provide to each party that thirty (30) days prior written notice of cancellation or material changes in said insurance policies shall be given to such other party. The indemnification obligations herein shall apply on a first dollar basis without limitation or reduction due to any deductible or self-insured retention which either party may have under their respective insurance coverage.

 22. Vion shall reimburse BI for any provable actual damages incurred by BI resulting from a recall, stop sale or governmental action or direction resulting from a breach of this Agreement by Vion or its designee or early termination, by Vion or as the result of the removal of the Product from the market, or the cessation of sale of the Product prior to the expiry date of this Agreement.

 23. Force majeure provisions, customary disclaimers of implied and other express warranties, customary limitations of liabilities and mutual disclaimers of consequential damages, payment terms, appropriate incoterm references, governing law and other miscellaneous provisions consistent with Collaboration Agreement

                                                                  ATTACHMENT A-1

                       ELEMENTS OF PRODUCTION IN OVERHEAD

The following departments support the production processes in the plant:

[]

                                                                       EXHIBIT D

                        FORM OF STOCK PURCHASE AGREEMENT

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT, dated as of November 24, 1997 (the "Effective Date"), by and between VION PHARMACEUTICALS, INC., a Delaware corporation having its principal offices at Four Science Park, New Haven, Connecticut 06511 ("Vion"), and BOEHRINGER INGELHEIM INTERNATIONAL, GmbH, a limited liability company organized under the laws of Germany having its principal place of business at D-55216 Ingelheim/Rhein, Germany ("BI").


                                 R E C I T A L S


         A. Vion is developing and conducting research on pharmaceutical products comprising porfiromycin for the treatment of cancer in humans; and

         B. Both parties wish to enter into a collaboration with each other for the worldwide development and marketing of such products on the terms and conditions set forth in the Collaborative Development and License Agreement of even date between Vion and BI (the "Collaboration Agreement").

         NOW THEREFORE, the parties hereto mutually agree as follows:


         1.  Purchase and Sale of Stock.

         1.1 Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, Vion agrees to issue and sell to BI, and BI agrees to purchase from Vion, that number of shares (rounded to the nearest whole number) of Vion's common stock, par value $.01 per share (the "Common Stock") that is equal to U.S. $3,000,000.00 divided by a price per share (the "Purchase Price") equal to the sum of (x) the average closing bid price of a share of Common Stock on the Nasdaq SmallCap Market for the thirty (30) full consecutive trading days preceding the Effective Date (the "Average Price"), plus (y) a premium (the "Premium") equal to twenty-five percent (25%) of the Average Price; provided that the Purchase Price shall in no event exceed $10 unless the Average Price exceeds $10, in which case the Purchase Price shall equal the Average Price without addition of the Premium. The shares of Common Stock purchased by BI hereunder are referred to herein as the "Shares".

         1.2 Closing. The purchase and sale of the Shares shall take place at the offices of Wiggin & Dana located at One Century Tower, 265 Church Street, New Haven, Connecticut 06510-7001, on November 24, 1997 at 10:00 a.m., or such other time (the "Closing Date") and place as Vion and BI shall mutually agree (which time and place are designated as the "Closing"). At the Closing, Vion shall deliver to BI a certificate representing the Shares which BI is purchasing against delivery to Vion by BI of a check or wire transfer in the amount of U.S. $3,000,000 payable to Vion's order.

         1.3 No Registration of Shares. The Shares will be issued to BI without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on Regulation D ("Regulation D") promulgated thereunder by the Securities and Exchange Commission (the "SEC").


         2. Representations, Warranties and Covenants of Vion. Vion hereby represents, warrants and covenants that:

         2.1 Organization and Qualification. Vion: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to conduct its business as currently conducted; and (c) is qualified and is in good standing as a foreign corporation in all jurisdictions in which the nature of its business or properties require such qualification.

         2.2 Authorization; Consents. All corporate action on the part of Vion and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Vion hereunder and the authorization, issuance and delivery of the Shares has been taken, or will be taken, on or prior to the Closing. Vion's execution, delivery and performance of this Agreement does not require any consent of any person under, constitute or result (upon notice or lapse of time or both) in a breach of any term, condition or provision of, or constitute a default or give rise to any right of termination or acceleration under any material indenture, mortgage, agreement, contract or other material instrument, or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature whatsoever, upon any properties or assets of Vion or any of its subsidiaries. Upon due execution and delivery by BI, this Agreement shall constitute a valid and legally binding obligation of Vion, enforceable against Vion in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         2.3 Authorized Capital Stock. The authorized capital stock of Vion consists of 35,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock"). At the close of business on November 19, 1997: (a) 9,374,447 shares of Common Stock were issued and outstanding; and (b) 761,646 shares of Class A Convertible Preferred Stock and 4,592 shares of Class B Convertible Preferred Stock were issued and outstanding. Except as described in Exhibit 1 attached hereto, there are no outstanding options, warrants or other convertible securities of Vion.

         2.4 Issuance, Sale and Delivery of the Shares. When issued and paid for in accordance with the terms of this Agreement, the Shares to be sold hereunder by Vion will be validly issued, fully paid and non-assessable and issued in full compliance with federal and state securities laws.

         2.5 Additional Information. Vion has filed all required reports and other documents with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All reports filed by Vion with the SEC pursuant to the reporting requirements of the Exchange Act, when filed, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance in which they were made, not misleading, except to the extent such statements have been modified or superseded by a later report or document filed with the SEC.

         2.6 Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(a) violate any constitution, statute, regulation, rule, injunction, order, decree, ruling, charge, or other restriction of any government agency, or court to which Vion is subject or any provision of any of the charter or bylaws of Vion, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Vion is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or security interest would not have a material adverse effect on the financial condition of Vion or on the ability of BI to consummate the transactions contemplated by this Agreement. Vion need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government agency in order for Vion and BI to consummate the transactions contemplated by this Agreement.

         2.7 Financial Statements. The audited financial statements (balance sheet and related statements of operations, shareholders' equity and cash flows) of Vion as of and for the year ended December 31, 1996, incorporated in Vion's SEC Form 10-KSB for the year ended

December 31, 1996, and the unaudited financial statements (balance sheet and related statements of operations, shareholders' equity and cash flows) of Vion as of and for the six months ended June 30, 1997, incorporated in Vion's SEC Form 10-QSB for the quarter ended June 30, 1997, including the notes thereto, have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods covered thereby, and present fairly the financial condition of Vion as of such dates and the results of operation of Vion for such periods provided however that the June 30, 1997 unaudited statements are subject to normal year end adjustments and may lack footnotes and other presentation items.

         2.8 Material Changes. Since December 31, 1996 and June 30, 1997, Vion has operated its business in the ordinary course, and there has not been:

                  (a) any change in the business of Vion that has had or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, of Vion, other than on-going losses in the ordinary course of business which have been disclosed in applicable filings with the SEC and which, for the period since December 31, 1996 to date are estimated to be $8,700,000;

                  (b) any damage, destruction or loss (whether or not covered by insurance) that has had or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition, financial or otherwise, of Vion;

                  (c) any material change in the accounting methods or principles of Vion;

                  (d) any material transaction made by Vion other than in the ordinary course of business consistent with past practice (which ordinary course of business includes raising equity financing) or as otherwise permitted or contemplated by this Agreement;

                  (e) any entering into, amendment or termination of any contract, agreement, lease, franchise, security, instrument, permit or license between Vion and any party that has had or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition, financial or otherwise, of Vion; or

                  (f) any agreement or arrangement made by Vion to take any action that would cause any representation or warranty in this Agreement to be untrue or incorrect.

         2.9 Legal Compliance. Vion has complied with all applicable laws of federal, state, local and foreign governments except where the failure to comply, individually or in the aggregate, would not have a material adverse effect upon the condition, financial or otherwise of Vion.

         2.10 Other Information. The information concerning Vion set forth in this Agreement, including all schedules and exhibits hereto, and in all other written information provided to BI by Vion regarding Vion, including without limitation the Collaborative Development and License Agreement and all schedules and exhibits thereto, does not contain any untrue statement of material fact or omit to state a material fact required to be stated herein necessary to make the statements and facts contained herein, in light of the circumstances in which they are made, not false or misleading.


         3. Representations, Warranties and Covenants of BI. BI hereby represents, warrants and covenants that:

         3.1 Authorization. BI has full power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. BI has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon due execution and delivery by Vion, this Agreement shall constitute a valid and binding obligation of BI enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.2  Securities Laws Representations.

                  (a) Purchase Entirely for Own Account. The Shares are being acquired for investment for BI's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and BI has no present intention of selling, granting any participation in, or otherwise distributing the same. BI does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

                  (b) Disclosure of Information. BI believes it has received all information it considers necessary or appropriate for deciding whether to purchase the Shares. BI has had an opportunity to ask questions and receive answers from Vion regarding the terms and conditions of the offering of the Shares.

                  (c) Investment Experience. BI has previously invested in companies in the development stage, can bear the economic risks of the investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Shares.

                  (d) Accredited Investor. BI is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act by the SEC.

                  (e) Restricted Securities. BI understands that the Shares it is purchasing pursuant to this Agreement are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Vion in a transaction not involving a public offering and that under such laws and applicable regulations the Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, BI is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  (f) Disposition of Shares. BI will not dispose of any of the Shares (other than pursuant to SEC Rule 144 or any similar or analogous rule or rules) unless and until (i) BI shall have notified Vion of the proposed disposition and, if reasonably requested by Vion, BI shall have furnished Vion with an opinion of counsel reasonably satisfactory in form and substance to Vion to the effect that such disposition will not require registration under the Securities Act; or (ii) there is in effect a registration statement under the Securities Act covering the proposed disposition and the proposed disposition is made in accordance with such registration statement.

         3.3 Legends. The certificates evidencing the Shares may bear the restrictive legends set forth below, except that such certificates shall not bear such legends if the transfer was made in compliance with Rule 144 or if the opinion of counsel, if any, referred to in Section 3.2(f)(i) is to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act.

                  (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"). THE SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR SUCH TRANSFER IS MADE PURSUANT TO RULE 144 OF THE ACT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THE ACT."

                  (b) Any legend required by the laws of any applicable state or other jurisdiction governing the Shares.

         3.4 Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, order, decree, ruling, charge, or other restriction of any government agency or court to which BI is subject or any provision of any of the charter or bylaws of BI, except where the violation would not have a material adverse effect on the ability of BI to consummate the transactions contemplated by this Agreement. BI need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government agency in order for Vion and BI to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of BI to consummate the transactions contemplated by this Agreement.


         4. Agreement Not to Sell. Notwithstanding anything to the contrary contained herein, BI agrees that, during the period beginning on the date of the Closing and ending on the second anniversary of the date of the Closing, BI shall not, without the prior written consent of Vion, directly or indirectly sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of Vion held by it at any time during such period. In order to enforce the provisions of this Section 4, Vion may impose stop-transfer instructions with respect to the securities held by BI that are subject to the foregoing restriction until the end of such period.


         5.  Conditions to Closing.

         5.1 Conditions to BI's Obligations. The obligations of BI under this Agreement are subject to the fulfillment, or the waiver by BI, of the conditions set forth in this Section 5.1 on or before the Closing Date.

                  (a) Accuracy of Representations and Warranties. Each representation and warranty of Vion contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

                  (b) Performance. Vion shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by Vion prior to or at the Closing.

                  (c) Opinion of Counsel. BI shall have received an opinion from Wiggin & Dana, counsel to Vion, dated as of the Closing Date, addressed to BI, in form and substance satisfactory to BI in its sole discretion.

                  (d) Execution of the Collaboration Agreement. The Collaboration Agreement between Vion and BI shall have been executed in a form mutually acceptable to Vion and BI.

                  (e) Certificates and Documents. Vion shall have delivered to
BI:

                           (i) a certificate of the Secretary or Assistant
Secretary of Vion dated as of the Closing Date, certifying as to (i) the incumbency of officers of Vion executing this Agreement and all other documents executed and delivered in connection herewith, (ii) a copy of the By-Laws of Vion, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of Vion authorizing and approving Vion's execution, delivery and performance of this Agreement, all matters in connection with this Agreement, and the transactions contemplated thereby.

                           (ii) a certificate, executed by the President of Vion
as of the Closing Date, certifying to the fulfillment of all of the conditions to BI's obligations under this Agreement, as set forth in this Section 5.

                  (f) Other Matters. All corporate and other proceedings in connection with the transactions contemplated at the Closing by this Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to BI and its counsel, and BI and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         5.2 Conditions to Vion's Obligations. The obligations of Vion under this Agreement are subject to the fulfillment, or the waiver by Vion, of the conditions set forth in this Section 5.2 on or before the Closing Date.

                  (a) Accuracy of Representations and Warranties. Each representation and warranty of BI contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

                  (b) Execution of the Collaboration Agreement. The Collaboration Agreement between Vion and BI shall have been executed in a form mutually acceptable to Vion and BI.


         6.  Survival; Indemnification.

         6.1 Survival. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by Vion and BI herein shall survive the execution of this Agreement and the Closing; provided, that such representations and warranties shall speak only as of the date of this Agreement and the Closing, as applicable.

         6.2 Indemnification by Vion. Vion shall indemnify and hold harmless BI, its directors, officers, stockholders, partners and beneficial owners from and against all claims, liabilities, losses, costs, deficiencies and expenses (including reasonable attorneys' fees and expenses) in connection with any third party claim (collectively, "Losses") which may be sustained by BI, its directors, officers, stockholders, partners and beneficial owners, and arise from the breach of any agreement, covenant, representation, warranty, or other obligation of Vion made or incurred under or pursuant to this Agreement. Notwithstanding the foregoing, Vion's obligations under this Section 6.2 shall not exceed the amount of the Purchase Price paid by BI for the Shares pursuant to Section 1.1 hereof.

         6.3 Procedure. A party (the "Indemnitee") that intends to claim indemnification under this Article 6 shall promptly notify Vion (the "Indemnitor") of any Losses in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel satisfactory to the Indemnitee; provided, however, that the Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Article 6 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 6, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to the Indemnitee otherwise than under this Article 6. The Indemnitee under this
Article 6 shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.


         7.  Registration Rights.

         7.1 Certain Definitions. As used in this Section, the following terms shall have the following respective meanings:

                  (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  (b) "Form S-3" shall mean Form S-3 issued by the Commission or any substantially similar form then in effect.

                  (c) The terms "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

                  (d) "Registrable Securities" shall mean (I) the Shares and
(II) all shares of Common Stock issued pursuant to stock splits, stock dividends and similar distributions with respect to the Shares.

                  (e) "Registration Expenses" shall mean all expenses incurred by Vion in complying with Sections 7.2 and 7.3 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for Vion, blue sky fees and expenses, fees and expenses of any management road show, and the expense of any special audits incident to or required by such registration, but shall not include Selling Expenses.

                  (f) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (g) "Selling Expenses" shall mean all underwriting discounts, selling commissions and fees and disbursements of counsel for BI, applicable to the sale of Registrable Securities pursuant to this Agreement.

         7.2      Demand Registration.

                  (a) Request for Registration on Form S-1. Unless all of the Registrable Securities have previously been sold by BI pursuant to an effective Registration Statement prepared and filed by Vion or may be sold immediately upon the second anniversary of the Closing pursuant to a then-effective Registration Statement, BI may at any time following the Closing request in writing that Vion effect a Registration on Form SB-2, Form S-1 or Form S-2 (or any successor form) of some or all of the Registrable Securities owned by BI immediately upon the second anniversary of the Closing (or at such other time following such second anniversary as BI may designate in its written request); provided, however, that Vion need not effect such a Registration covering fewer than 25% of the Shares purchased hereunder. Thereupon, Vion shall use its best efforts to effect the Registration, on Form SB-2, Form S-1 or Form S-2 (or any successor form), of all Registrable Securities which Vion has been requested to so Register on the date specified in BI's written request. BI may exercise the demand rights provided in this Section 7.2(a) no more than once; provided, however, that if for any reason (other than the request of BI) the number of Registrable Securities to be included in the underwriting in accordance with the foregoing is less than the total number of shares which BI has requested to be included, then such underwriting shall not count as BI's demand right provided in this Section 7.2(a).

                  (b) Request for Registration on Form S-3 Unless all of the Registrable Securities have previously been sold by BI pursuant to an effective Registration Statement prepared and filed by Vion or may be sold pursuant to a then-effective Registration Statement, subject to the terms of this Agreement , if Vion receives from BI a written request that Vion effect any Registration on Form S-3 (or any successor form to Form S-3 regardless of its designation) at a time when Vion is eligible to register securities on Form S-3 (or any successor form to Form S-3 regardless of its designation) for an Offering of Registrable Securities, Vion will as soon as practicable use its best efforts to effect a registration of the Registrable Securities specified in such request; provided, however, that Vion need not effect such registrations which individually cover fewer than 25% of the Shares purchased hereunder.

                  (c)      Underwriting in Registration.

                           (1) Notice of Underwriting. If BI intends to
distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise Vion as a part of its request made pursuant to this Section 7.2.

                           (2) Selection of Underwriter. Vion shall, together
with BI, enter into an underwriting agreement with the representative ("Underwriter's Representative") of the underwriter or underwriters selected for such underwriting by BI and agreed to by Vion, which agreement shall not be unreasonably withheld provided such underwriter is experienced and reputable.

                  (d) Blue Sky in Registration. In the event of any Registration pursuant to this Section 7.2, Vion will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as BI shall reasonably request and as shall be reasonably appropriate for the distribution of such securities; provided, however, that Vion shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         7.3      Piggyback Registration.

                  (a) Notice of Piggyback Registration and Inclusion of Registrable Securities. In the event Vion decides to Register any of its Common Stock (either for its own account or the account of a selling shareholder or other security holder exercising demand registration rights), other than (i) a Registration Statement which exclusively relates to the Registration of securities under an employee stock option, purchase, bonus or other benefit plan, or (ii) Registration relating solely to a transaction under Rule 145 promulgated by the Commission, Vion will: (1) promptly give BI written notice thereof, and (2) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to Vion by BI within 15 days after delivery of such written notice from Vion.

                  (b) Underwriting in Piggyback Registration. If the Registration of which Vion gives notice is a Registered public offering involving an underwriting, Vion shall so advise BI as a part of the written notice given pursuant to Section 7.3(a). BI shall, together with Vion, enter into an underwriting agreement with the Underwriter's Representative for such offering.

                  (c) Blue Sky in Piggyback Registration. In the event of any Registration of Registrable Securities pursuant to Section 7.3(a), Vion will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as BI shall reasonably request and as shall be reasonably appropriate for the distribution of such securities; provided, however, that Vion shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         7.4 Expenses of Registration. All Registration Expenses incurred in connection with all Registrations pursuant to Section 7.2 and Section 7.3 shall be borne by Vion. All Selling Expenses incurred in connection with all Registrations pursuant to Section 7.2 and Section 7.3, and which relate to the Registrable Securities, shall be borne by BI.

         7.5 Registration Procedures. Vion will keep BI advised as to the initiation and completion of such Registration. At its expense Vion will (a) use its best efforts to keep such Registration effective for a period of 180 days or until BI has completed the distribution described in the Registration Statement relating thereto, whichever first occurs, and (b) furnish such number of prospectuses (including preliminary prospectuses) and other documents as BI from time to time may reasonably request.

         7.6      Indemnification.

                  (a) Vion's Indemnification of BI. To the extent permitted by law, Vion will indemnify BI and each of its directors, officers, stockholders, partners or other beneficial owners, and each person controlling BI, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular or other document incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Vion of any rule or regulation promulgated under the Securities Act applicable to Vion and relating to action or inaction required of Vion in connection with any such Registration, qualification or compliance; and Vion will reimburse BI and each of its directors, officers, stockholders, partners or other beneficial owners, and each person who controls BI, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that Vion will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to Vion by BI and stated to be for use in connection with the offering of securities of Vion.

                  (b) BI's Indemnification of Vion. To the extent permitted by law, BI will, if Registrable Securities held by BI are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify Vion, each of its directors and officers, each underwriter, if any, of Vion's securities covered by such a Registration Statement, each person who controls Vion or such underwriter within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) to the extent only that such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document incident to such Registration, qualification or compliance or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by BI of any rule or regulation promulgated under the Securities Act applicable to BI and relating to action or inaction required of BI in connection with any such Registration, qualification or compliance; and will reimburse Vion, such directors, officers, partners, persons, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other documents in reliance upon and in conformity with written information furnished to Vion by BI and stated to be specifically for use in connection with the offering of securities of Vion; provided, however, that the obligations of BI hereunder shall be limited to an amount equal to the proceeds to BI of Registrable Securities sold as contemplated herein.

                  (c) Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 7.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.6 notify the indemnifying party in writing of a commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided, further, that if any party reasonably determines that there may be a conflict between the position of Vion and BI in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this
Section 7.6, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 7.6, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 7.6. No indemnifying party shall settle any claim for which indemnification could be sought hereunder without the consent of the indemnified party unless the settlement includes an unconditional release of the indemnified party.

         7.7 Market Stand-Off. Except for such shares as are required or permitted hereunder to be included in any Registration Statement, BI hereby agrees that, if so requested by the Underwriter's Representative, BI shall agree not to sell or otherwise transfer any Registrable Securities of Vion during a maximum of 90 days following the effective date of a Registration Statement of Vion filed under the Securities Act and relating to an underwritten offering, provided that all shareholders holding not less than one percent (1%) of the aggregate number of shares of Common Stock outstanding (including shares of Common Stock issuable upon the conversion of any convertible securities or upon the exercise of options or warrants, or other rights) and all officers and directors of Vion enter into similar agreements.

         7.8 Current Public Information. Vion will timely file all reports required under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations thereunder, and will take such further action as may be reasonably required to cause Vion to be eligible to register securities on Form S-3 and to enable any holder of "restricted securities" (as defined in Rule 144 adopted by the Commission under the Securities Act) to sell such securities pursuant to Rule 144, as amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.


         8.  Miscellaneous.

         8.1 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addresser and shall be effective upon receipt by the addressee.

If to Vion:                    Vion Pharmaceuticals, Inc.
                               Four Science Park
                               New Haven, Connecticut  06511
                               Telephone:  203-498-4210
                               Facsimile No.: 203-498-4211
                               Attention: President & Chief Executive Officer

with a copy to:                Terence Jones, Esq.
                               Wiggin & Dana
                               One Century Tower
                               P.O. Box 1832
                               New Haven, Connecticut  06508-1832
                               Telephone: 203-498-4324
                               Facsimile No.: 203-782-2889

If to BI:                      Boehringer Ingelheim International GmbH
                               Postbox 200
                               D-55216 Ingelheim, Rhein
                               Germany
                               Telephone:  011-49-6132-773-408
                               Facsimile No.: 011-49-6132-773-583
                               Attention: Corporate Licensing

with a copy to:                Boehringer Ingelheim International GmbH
                               Postbox 200
                               D-55216 Ingelheim, Rhein
                               Germany
                               Telephone:  011-49-6132-772-106
                               Facsimile No.:  011-49-6132-773-583
                               Attention: Head of Legal Department

         8.2 Entire Agreement. This Agreement, together with the Collaboration Agreement and any agreements that the parties may execute pursuant to the Collaboration Agreement, contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement.

         8.3 Assignment. Neither this Agreement nor any of the rights and obligations contained herein may be assigned or otherwise transferred by either party without the consent of the other party; provided, however, that either Vion or BI may, without such consent, assign its rights and obligations under this Agreement (a) in connection with a corporate reorganization, to any Affiliate, all or substantially all of the equity interest of which is owned and controlled by such party or its direct or indirect parent corporation, or (b) in connection with a merger, consolidation or sale of substantially all of such party's assets to an unrelated third party; provided, however, that such party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets that are the subject of the Collaboration Agreement. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

         8.4 Amendments and Waivers. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by Vion and BI. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

         8.5 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         8.6 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (without giving effect to the choice of law provisions thereof) and the federal law of the United States of America. The parties hereby submit to the jurisdiction of the federal or state courts located within the State of Connecticut for the conduct of any suit, action or proceeding arising out of or relating to this Agreement.

         8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

         8.9 Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement.

         8.10 Publicity. Neither party hereto shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other party, except as may be required by applicable law or regulation.

         8.11 Confidentiality. (a) BI acknowledges and agrees that any information or data it has acquired from Vion, not otherwise properly in the public domain, was received in confidence. BI agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of Vion or for the benefit of any other person or persons, or misuse in any way, any confidential information of Vion.

                           (b) Vion acknowledges and agrees that any information
or data it has acquired from BI, not otherwise properly in the public domain, was received in confidence. Vion agrees not to divulge, communicate or disclose, except as may be required bylaw or for the performance of this Agreement, or use to the detriment of BI or for the benefit of any other person or persons, or misuse in any way, any confidential information of BI.

         8.12 Brokers. Except for Vion's engagement of Vector Securities International which has been previously disclosed to BI, each party represents and warrants to the other that it has not engaged any broker or other person who would be entitled to any fees or commissions in respect to the execution of this Agreement or the Collaboration Agreement or the consummation of the transactions contemplated hereby and thereby. Each party agrees to indemnify, defend and hold harmless the other from and against any and all claims, actions, damages, costs and expenses which may be incurred or suffered by the other as a result of any arrangement or agreements made or alleged to have made by the indemnifying party with any broker, finder or other agent.

                  IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


VION PHARMACEUTICALS, INC.

By:_____________________________________________

John A. Spears,

President and Chief Executive Officer


BOEHRINGER INGELHEIM INTERNATIONAL GmbH

By:_____________________________________________

Name:

Title:


BOEHRINGER INGELHEIM INTERNATIONAL GmbH

By:_____________________________________________

Name:

Title: